UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14a

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Novanta Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

April 20, 2020

Dear Shareholder:

It is my pleasure to invite you to the annual and special meeting of shareholders of Novanta Inc. to be held at 3:00 p.m. Eastern Time on Tuesday, May 26, 2020. In light of the ongoing COVID-19 pandemic, and the current guidance of relevant governmental authorities not to hold gatherings of ten or more people, we strongly encourage all shareholders to attend the annual meeting online by visiting www.virtualshareholdermeeting.com/NOVT2020.  You will be able to vote and ask questions online as you would if you were to attend the meeting in-person.

The purposes of the meeting are to (i) elect the Board of Directors, (ii) approve, on an advisory basis, the Company’s executive compensation, (iii) appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and (iv) confirm an amendment to Section 52 of the Company’s By-Law Number 1 to allow the Company to hold meetings of shareholders by means of remote participation.

Information regarding the above matters is contained in the formal notice of meeting and management proxy circular on the following pages. The Novanta Inc. Annual Report for the fiscal year ended December 31, 2019 accompanies this management proxy circular. We urge you to read the proxy materials in their entirety and to consider them carefully.

It is important that your shares be represented at the annual meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the meeting, we urge you to vote promptly. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage shareholders to submit their proxy via telephone or online as soon as possible. You may revoke your proxy at any time before it has been voted.

On behalf of the Board of Directors, I thank you for your participation.

Very truly yours, /s/ Stephen W. Bershad
Stephen W. Bershad
Chairman of the Board of Directors

Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, MAY 26, 2020

NOTICE IS HEREBY GIVEN that the annual and special meeting of shareholders (the “2020 Annual Meeting”) of Novanta Inc., a New Brunswick corporation, which we refer to in this notice and in the attached management proxy circular as the Company, will be held at 3:00 p.m. Eastern Time on Tuesday, May 26, 2020, online at www.virtualshareholdermeeting.com/NOVT2020. Certain members of the Company’s management may also participate in the meeting at the Company’s executive offices located at 125 Middlesex Turnpike, Bedford, Massachusetts 01730. In light of the ongoing COVID-19 pandemic and the current guidance of relevant governmental authorities not to hold gatherings of ten or more people, all shareholders and any other persons entitled to attend the 2020 Annual Meeting are asked to attend online at www.virtualshareholdermeeting.com/NOVT2020 and to dial into the toll-free conference call line at 1-877-328-2502 (Canada and U.S.) or 1-412-317-5419 (international). You will be able to vote and ask questions online as you would if you were to attend the meeting in-person.

The 2020 Annual Meeting will be held for the following purposes:

1.

To elect Stephen W. Bershad, Lonny J. Carpenter, Deborah DiSanzo, Matthijs Glastra, Brian D. King, Ira J. Lamel, Maxine L. Mauricio, Dominic A. Romeo, and Thomas N. Secor to our Board of Directors until the next annual meeting of shareholders, until his or her successor is elected or appointed, or until his or her earlier death, resignation or removal;

2.	To approve, on an advisory basis, the Company’s executive compensation;
3.	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2021 annual meeting of shareholders;
4.	To confirm an amendment to Section 52 of the Company’s By-Law Number 1 to allow the Company to hold meetings of shareholders by means of remote participation; and
5.	To transact such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

Only shareholders of record as of the close of business on Wednesday, April 15, 2020 will be entitled to attend and vote at the meeting and at any postponement, continuation or adjournment thereof, provided that a subsequent transferee of shares may vote at the meeting if the transferee establishes ownership of the shares and requests not later than ten (10) days before the meeting to be added to the list of shareholders entitled to vote at the meeting.

All shareholders are requested to complete, sign, date and return the form of proxy in the enclosed envelope to Broadridge Financial Solutions Inc., Data Processing Centre, P.O. Box 3700, STN Industrial Park, Markham, ON L3R 9Z9, Canada before 3:00 p.m. Eastern Time on Friday, May 22, 2020, or, if the meeting is postponed, continued or adjourned, prior to 3:00 p.m. Eastern Time on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 3:00 p.m. Eastern Time on Friday, May 22, 2020, or, if the meeting is postponed, continued or adjourned, prior to 3:00 p.m. Eastern Time on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. Shareholders who vote by telephone or the Internet should not return a proxy form.

 A copy of the management proxy circular and a proxy form accompany this notice. This notice, the management proxy circular, the proxy form and the Company’s 2019 Annual Report will be forwarded on or about Wednesday, April 29, 2020 to the holders of the Company’s common shares as of the close of business on Wednesday, April 15, 2020.

All monetary amounts listed in the proxy circular are in U.S. dollars, unless otherwise indicated.

DATED at Bedford, Massachusetts this 20th day of April, 2020.

By Order of the Board of Directors /s/ Matthijs Glastra
Matthijs Glastra
Chief Executive Officer

Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 266-5700

MANAGEMENT PROXY CIRCULAR

INFORMATION CONCERNING VOTING AND SOLICITATION

Novanta Inc., a New Brunswick corporation, which, together with its subsidiaries, we refer to in this management proxy circular as the Company, will hold its annual and special meeting of shareholders (the “2020 Annual Meeting”) at 3:00 p.m. Eastern Time on Tuesday, May 26, 2020, online at www.virtualshareholdermeeting.com/NOVT2020. You will be able to attend the 2020 Annual Meeting by visiting www.virtualshareholdermeeting.com/NOVT2020 and entering your 16-digit control number included in your proxy card or on the instructions that accompanied your proxy materials. Certain members of the Company’s management may also participate in the meeting at the Company’s executive offices located at 125 Middlesex Turnpike, Bedford, Massachusetts 01730. In light of the ongoing COVID-19 pandemic and the current guidance of relevant governmental authorities not to hold gatherings of ten or more people, all shareholders and any other persons entitled to attend the 2020 Annual Meeting are asked to attend online at www.virtualshareholdermeeting.com/NOVT2020 and to dial into the toll-free conference call line at 1-877-328-2502 (Canada and U.S.) or 1-412-317-5419 (international). You will be able to vote and ask questions online as you would if you were to attend the meeting in-person.

This management proxy circular and the enclosed proxy form are furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of the Company for use at the meeting. The solicitation will be made by mail, but proxies may also be solicited personally, by telephone or by email or other electronic means by directors, officers or other employees of the Company. The cost of solicitation has been or will be borne by the Company. The Company may also pay brokers or nominees holding common shares of the Company in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals.

The notice of the meeting, this management proxy circular, the proxy form and a copy of the Company’s annual report for the fiscal year ended December 31, 2019 (the “2019 Annual Report”) will be forwarded on or about Wednesday April 29, 2020 to the holders of the Company’s common shares as of the close of business on Wednesday, April 15, 2020 (the “Record Date”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2020

The Company’s Management Proxy Circular and 2019 Annual Report are available at

https://investors.novanta.com/annual-reports-and-proxy

The following proxy materials are available for review at: https://investors.novanta.com/annual-reports-and-proxy

•	the management proxy circular;
•	the Company’s 2019 Annual Report; and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

Matters to Be Voted On

At the meeting, you will be entitled to vote on the following proposals:

1.

To elect Stephen W. Bershad, Lonny J. Carpenter, Deborah DiSanzo, Matthijs Glastra, Brian D. King, Ira J. Lamel, Maxine L. Mauricio, Dominic A. Romeo, and Thomas N. Secor to our Board of Directors until the next annual meeting of shareholders, until his or her successor is elected or appointed, or until his or her earlier death, resignation or removal (see page 5);

2.	To approve, on an advisory (non-binding) basis, the Company’s executive compensation (see page 9);
3.	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2021 annual meeting of shareholders (see page 11);
4.	To confirm an amendment to Section 52 of the Company’s By-Law Number 1 to allow the Company to hold meetings of shareholders by means of remote participation (see page 13); and

5.	To transact such other business as may properly come before the meeting, or any postponement, continuation or adjournment thereof.

We are not aware of any other business to be brought before the meeting. If any additional business is properly brought before the meeting, the designated officers serving as proxies will vote in accordance with their best judgment.

Board Recommendations

The Board recommends that you vote your shares as follows:

•	“FOR” the election of each of the nominees for director named in this management proxy circular;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation;
•	“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2021 annual meeting of shareholders; and
•	“FOR” the confirmation of an amendment to Section 52 of the Company’s By-Law Number 1 to allow the Company to hold meetings of shareholders by means of remote participation.

Attending the 2020 Annual Meeting

As part of our effort to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the 2020 Annual Meeting, in light of the COVID-19 pandemic, we are asking all shareholders and any other persons who are entitled to attend the 2020 Annual Meeting to attend online by visiting www.virtualshareholdermeeting.com/NOVT2020 and log in using the 16‐digit control number included either on your proxy form or on the instructions that accompanied your proxy materials. Novanta is also providing a toll-free conference call for shareholders that do not have internet access or that prefer that method, either to verbally ask a question at the 2020 Annual Meeting, or to listen in as an alternative to the webcast. Using your control number included either on your proxy form or voting instruction form, as applicable, you will be able to listen to the meeting proceedings and submit your question verbally during the meeting; however, you will not be able to vote your shares on the phone during the meeting and will have to use the online webcast for that purpose if you have not done so in advance of the meeting. To join the conference call, you must call 1-877-328-2502 (Canada and U.S.) or 1-412-317-5419 (international). If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. The 2020 Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software plug‐ins. You should ensure you have a strong, preferably high‐speed, internet connection wherever you intend to participate in the 2020 Annual Meeting. The webcast 2020 Annual Meeting allows you to attend the meeting live, submit questions and, if you are a shareholder of record, submit your vote while the 2020 Annual Meeting is being held if you have not done so in advance of the 2020 Annual Meeting. Please note that only holders of record will be able to vote during the 2020 Annual Meeting. If you lose your 16-digit control number, you may join the 2020 Annual Meeting as a “Guest”. Guests will be able to attend the 2020 Annual Meeting through the live webcast only, by joining the webcast as a guest at www.virtualshareholdermeeting.com/NOVT2020. Guests will not be able to submit questions or vote. The meeting webcast will begin promptly at 3:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 2:45 p.m. Eastern Time on May 26, 2020, and you should allow ample time for check-in procedures.

Appointment and Revocation of Proxies

The persons named in the enclosed proxy form are officers of the Company. A shareholder may appoint a person to represent him or her at the meeting, other than the persons already named in the enclosed proxy form, by inserting the name of such other person in the blank space provided in the proxy form, online at www.proxyvote.com or by completing another proper form of proxy. Such person need not be a shareholder. The completed proxy form must be mailed in the enclosed business reply envelope to and deposited with Broadridge Financial Solutions, Inc., Data Processing Centre, P.O. Box 3700, STN Industrial Park, Markham, ON L3R 9Z9, Canada no later than 3:00 p.m. Eastern Time on Friday, May 22, 2020, or, if the meeting is postponed, continued or adjourned, prior to 3:00 p.m. Eastern Time on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage shareholders to submit their proxy via telephone or on the Internet, as described below.

If you are a shareholder of record, you may also vote by telephone or on the Internet by following the instructions on the enclosed proxy form, no later than 3:00 p.m. Eastern Time on Friday, May 22, 2020, or, if the meeting is postponed, continued or adjourned, prior to 3:00 p.m. Eastern Time on the last business day prior to the date fixed for the postponed, continued or adjourned meeting. You will need your 16‐digit control number located on the form of proxy/voting instruction form. Shareholders who vote by telephone or the Internet should not return a proxy form.

The shareholder executing the proxy form may revoke it as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy: (a) by delivering another properly executed proxy form bearing a later date and depositing it in the manner and by the deadline described above; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing: (i) at the registered office of the Company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its postponement, continuation or adjournment, or (ii) with the chairman of the meeting on the day of the meeting, or at any reconvened meeting following its postponement, continuation or adjournment; or (c) in any other manner permitted by law.

Voting of Proxies

The officers named in the proxy form enclosed with this management proxy circular will vote or withhold from voting the common shares of the Company in respect of which they are appointed proxy in accordance with the directions of the shareholder appointing them and, if a shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly. In the absence of such direction, the shares will be voted:

•	“FOR” the election of each of the nominees for director named in this management proxy circular;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation;
•	“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2021 annual meeting of shareholders; and
•	“FOR” the confirmation of an amendment to Section 52 of the Company’s By-Law Number 1 to allow the Company to hold meetings of shareholders by means of remote participation.

Voting and Ownership of Shares

At the close of business on the Record Date, the Company had 35,122,061 common shares outstanding and entitled to vote. Each share is entitled to one vote. The failure of any shareholder to receive a notice of meeting of shareholders does not deprive the shareholder of a vote at the meeting.

The following votes are required to approve each of the proposals at the meeting.

•	Election of Directors. The vote for the election of the nominees for director named in this management proxy circular is cumulative and is described in more detail below.
•

Advisory Vote on the Company’s Executive Compensation.    The proposal regarding the approval, on an advisory basis, of the Company’s executive compensation requires the approval of a majority of the common shares represented and cast in respect of such matter.

•

Appointment of Independent Registered Public Accounting Firm.    The proposal regarding the approval of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the approval of a majority of the common shares represented and cast in respect of such matter.

•

Confirmation of the Amendment to the Company’s By-Laws.    The proposal regarding the confirmation of an amendment to Section 52 of the Company’s By-Law Number 1 to allow the Company to hold meetings of shareholders by means of remote participation requires the approval of a majority of the common shares represented and cast in respect of such matter.

No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of at least thirty-three and one-third percent (33 1/3%) of the outstanding shares as of the Record Date. Votes will be tabulated by representatives of Broadridge Financial Solutions, Inc. which is also serving as the inspectors of election for the meeting.

The enclosed form of proxy confers discretionary authority on the persons named therein with respect to amendments to or variations of matters identified in the notice of meeting and such other matters that may properly come before the meeting or any postponement, continuation or adjournment thereof. As of the date of this management proxy circular, the management of the Company knows of no such amendments, variations or other matters to be presented at the meeting.

Voting for the Election of Directors

Section 65(1) of the Business Corporations Act (New Brunswick) provides for cumulative voting for the election of directors so that each shareholder entitled to vote at an election of directors has the right to cast an aggregate number of votes equal to the number of votes attached to the shares held by such shareholder multiplied by the number of directors to be elected, and may cast all such votes in favor of a single candidate or distribute them among the candidates in any manner the shareholder decides. The statute further provides, in section 65(2), that a separate vote of shareholders shall be taken with respect to each candidate nominated for director unless a resolution of the shareholders is passed unanimously permitting two or more persons to be elected by a single resolution. Where a shareholder has voted for more than one candidate without specifying the distribution of votes among such candidates, the shareholder shall be deemed to have divided the votes equally among the candidates for whom such shareholder voted. If a shareholder desires to distribute votes otherwise than equally among the nominees for whom such shareholder has directed the persons in the enclosed form of proxy to vote, such shareholder must do so personally at the meeting or by another form of proxy. On any ballot for the election of directors, the persons named in the proxy will be deemed to have cast their votes equally among all the proposed nominees, unless: (a) any nominee is excluded by the shareholder in their proxy; or (b) the shareholder has directed that the shares be withheld from voting for the election of directors. If the number of candidates nominated for director exceeds the number of positions to be filled, the candidates who receive the least number of votes shall be eliminated until the number of candidates remaining equals the number of positions to be filled.

Counting of Votes

For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes will be counted as present. With respect to the approval of any particular proposal, abstentions and broker non-votes will not be counted in determining the number of votes cast. A broker non-vote occurs when a broker submits a proxy form with respect to common shares held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Brokers will return your proxy as a broker non-vote if the broker does not receive voting instructions from you and if, under applicable stock exchange or other rules, the broker does not have the discretion to vote those shares on one or more of the matters that come before the meeting.

Virtual Meeting Considerations

As part of our efforts to maintain a safe and healthy environment for our directors, members of management and shareholders who wish to attend the 2020 Annual Meeting, in light of the COVID-19 pandemic, we believe that offering shareholders the opportunity to attend and participate in the 2020 Annual Meeting via remote participation this year is in the best interest of the Company and its shareholders. A virtual meeting also enables increased shareholder attendance and participation because shareholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/NOVT2020. If you are a shareholder of record, you also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions that are pertinent to the Company and the meeting matters, as time permits. All participants will have the ability to be heard by others if they dial in by phone using the toll-free conference call number for the 2020 Annual Meeting.

ITEM 1–ELECTION OF DIRECTORS

The Articles of the Company provide that our Board is to be comprised of a minimum of five (5) and a maximum of fifteen (15) directors, as determined from time to time by resolution of the Board. The Board has resolved that the entire Board shall consist of nine (9) directors.

Each nominee presented below, if elected, will serve as a director until the next annual meeting of shareholders, until his or her successor is elected or appointed, or until his or her earlier death, resignation or removal. All of the nominees listed below have given their consent to be named as nominees for election and have indicated their intention to serve if they are elected. The Board does not anticipate that any of the nominees will be unable to serve as a director, but in the event that a nominee is unable to serve or for good cause will not serve, the Board may either propose an alternate nominee, in which case the proxies will be voted for the alternative nominee unless directed to withhold from voting, or elect to reduce the size of the Board.

The names of the nominees presented for election as directors at the 2020 Annual Meeting are listed below, along with information regarding when they joined the Board (to the extent applicable), their present principal occupation, recent business experience and their service on other companies’ boards of directors.

All of the nominees, except for Maxine L. Mauricio, currently serve on the Board. There are no family relationships between any of the nominees or between the nominees and any of the Company’s officers.

Director Nominees

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE NOMINEES NAMED BELOW.

Name, Principal Occupation and Municipality of Primary Residence	Director Since	Age	Independent?
Stephen W. Bershad Chairman of the Board, Novanta Inc. Santa Fe, New Mexico, U.S.A.	2010	78	Yes
Lonny J. Carpenter Former Group President, Stryker Corporation Richland, Michigan, U.S.A.	2018	58	Yes
Deborah DiSanzo Former General Manager, IBM Watson Health Andover, Massachusetts, U.S.A.	2019	60	Yes
Matthijs Glastra Chief Executive Officer, Novanta Inc. Newton, Massachusetts, U.S.A.	2016	51	No
Brian D. King Former President and Chief Executive Officer, Viant Medical, LLC Duxbury, Massachusetts, U.S.A	2017	53	Yes
Ira J. Lamel Former Executive Vice President and Chief Financial Officer, The Hain Celestial Group, Inc. Westhampton Beach, New York, U.S.A.	2010	72	Yes
Maxine L. Mauricio Senior Vice President, General Counsel and Secretary, EMCOR Group, Inc. Westport, Connecticut, U.S.A.	-	49	Yes
Dominic A. Romeo Former Senior Vice President and Chief Financial Officer, Thor Industries, Inc. Scottsdale, Arizona, U.S.A.	2012	60	Yes
Thomas N. Secor Managing Director, Morningside Heights Capital New York, New York, U.S.A.	2012	49	Yes

Stephen W. Bershad	Chairman of the Board

Mr. Bershad has been a Director of the Company since July 23, 2010 and Chairman of the Board of Directors since July 30, 2010. Mr. Bershad was Chairman of the Board of Directors and Chief Executive Officer of Axsys Technologies, Inc. (“Axsys”), a manufacturer of surveillance and imaging equipment, from 1986 until 2009. Prior thereto, Mr. Bershad was a Managing Director of Lehman Brothers, Inc., an investment banking firm, and its predecessor firms, where he held a series of senior management positions in private equity and mergers and acquisitions. Mr. Bershad was the Chairman of the Board of Directors of EMCOR Group, Inc., a Fortune 500® leader in mechanical and electrical construction, energy infrastructure and facilities services for a diverse range of businesses (“EMCOR”) until May 2018. Mr. Bershad has a Bachelor of Science degree from the University of Southern California and a Juris Doctorate from the University of California at Los Angeles. As a senior executive with Lehman Brothers for more than 15 years and the Chief Executive Officer of Axsys for more than 20 years, Mr. Bershad has an invaluable background in investment banking, finance and business.

Lonny J. Carpenter	Director

Mr. Carpenter has been a Director of the Company since May 10, 2018. Mr. Carpenter served as the Group President, Global Quality and Business Operations for Stryker Corporation (“Stryker”), a medical devices and equipment manufacturing company, from January 2016 to March 2019. In this role, Mr. Carpenter was responsible for setting company-wide direction for quality, manufacturing, procurement and logistics strategies, as well as oversight of Stryker’s commercial business operations in Europe, Canada, Eastern Europe, Middle East, Latin America and Africa. Mr. Carpenter served at Stryker as the Group President, Global Quality and Operations from 2011 to 2016, as the Group President, Instruments and Medical from 2008 to 2011, and as the President, Medical Division from 2006 to 2008. Mr. Carpenter began his career with Stryker in 1989, including serving as the Vice President, Global Operations. Mr. Carpenter holds a Bachelor of Science degree from the United States Military Academy at West Point. Mr. Carpenter’s significant executive operating and commercial experience in the medical technology industry, as well as his broad business background in global manufacturing, engineering, supply chain, quality assurance, and regulatory affairs, provides the Board with greater insight into the healthcare industry.

Deborah DiSanzo	Director

Ms. DiSanzo has been a Director of the Company since May 9, 2019. Ms. DiSanzo has served as a Harvard University Advanced Leadership Initiative Fellow since December 2018. From September 2015 to December 2018, Ms. DiSanzo served as General Manager of IBM Watson Health at International Business Machines Corporation (“IBM”), the IBM business unit dedicated to health and healthcare analytics and artificial intelligence. From 2001 to December 2014, Ms. DiSanzo held various roles at Koninklijke Philips N.V. (“Philips”), a technology company, most recently as Chief Executive Officer of the Philips’ Healthcare division (“Philips Healthcare”) from April 2012 to December 2014 and prior to that as Executive Vice President over several business units within Philips Healthcare. Prior to Philips Healthcare, Ms. DiSanzo held senior roles at Heartstream, Incorporated (now part of Philips Healthcare), a medical device company, and Hewlett-Packard Company, an information technology company. Ms. DiSanzo currently serves on the Board of Directors of AstraZeneca PLC where she is a member of the Audit Committee and previously served on the Board of Directors of ReWalk Robotics Ltd. from 2015 to 2018. Ms. DiSanzo also serves on the Board of Directors of Project Hope where she is a member of the Audit Committee. Ms. DiSanzo has a Bachelor of Science degree from Merrimack College and an MBA from Babson College. As a senior executive in the healthcare industry for more than 25 years, Ms. DiSanzo brings significant leadership, operational and healthcare industry experience that is valuable to the Board as the Company continues to execute its plan to increase sales to medical end markets. Ms. DiSanzo’s presence on the Board also enhances the Board’s gender diversity.

Matthijs Glastra	Chief Executive Officer, Director

Mr. Glastra was appointed the Company’s Chief Executive Officer on September 1, 2016. Mr. Glastra joined Novanta Inc. in 2012 as Group President, and was appointed the Company’s Chief Operating Officer in February 2015. Prior to Novanta, Mr. Glastra led and grew global technology businesses in advanced industrial and medical end markets during an 18-year career with Philips, both in Europe and in Silicon Valley. At Philips, Mr. Glastra served as Chief Executive Officer of Philips Entertainment Lighting in 2012 and as Chief Operating Officer of Philips Lumileds from 2007 to 2012. Prior to that, Mr. Glastra held multiple General Manager and Vice President positions at the Philips Healthcare, Semiconductor and Lighting divisions from 1994 to 2007. Mr. Glastra also served as Director of Corporate Strategy in the Philips corporate headquarters. Mr. Glastra, a Dutch citizen, holds a Master of Science degree in Applied Physics from Delft University of Technology, an Advanced Engineering Degree from ESPCI in Paris, France, and an MBA from INSEAD in Fontainebleau, France. Mr. Glastra’s 25 years of leadership and executive operating experience in Original Equipment Manufacturer based technology businesses in advanced industrial and medical end markets, and his intimate knowledge of the Company’s businesses provide valuable insight to the Board in formulating and executing the Company’s strategy.

Brian D. King	Director

Mr. King has been a Director of the Company since May 10, 2017. Mr. King is a senior advisor to Viant Medical, LLC, a private global services provider to the medical device industry, where he served as the President and Chief Executive Officer from May 2017 to July 2019. From June 2015 to March 2017, Mr. King served as an Operating Advisor for Thomas H Lee Partners, a private equity firm. From June 2014 to June 2015, Mr. King served as Chief Transformation Officer and Chief Operating Officer at DePuy Synthes, a Johnson & Johnson company, which designs and manufactures orthopedic and neurological devices and supplies. From 2004 to 2014, Mr. King served in various executive positions at Covidien, formerly Tyco Healthcare, a global healthcare products company and manufacturer of medical devices and supplies, which was later acquired by Medtronic. At Covidien, Mr. King served as Group President, Emerging Markets (2010-2014), President, Covidien Asia (2008-2010), Senior Vice President, Global Operations and Quality (2005-2008), and Vice President, Operational Excellence (2004-2005). Mr. King previously served on the board of directors of PCI Pharma Services, Houston Street Exchange, Inc., and B&C Research Corporation, all privately held entities. Mr. King holds an MBA from Harvard Business School, Master of Science from the Pennsylvania State University, and Bachelor of Science from the United States Naval Academy.

Ira J. Lamel	Director

Mr. Lamel has been a Director of the Company since July 23, 2010. Mr. Lamel has served as Chief Financial Officer of Act II Global Acquisition Corp., a special purpose acquisition company, since December 2018.  Mr. Lamel was Senior Advisor to the CEO (from September 2013 to August 2014) and Executive Vice President and Chief Financial Officer (from October 2001 to August 2013) of The Hain Celestial Group, Inc. (“Hain”), a leading natural and organic food and personal care products company operating in North America and Europe. Prior to joining Hain in October 2001, Mr. Lamel was an audit partner in the New York area practice of Ernst & Young LLP. He retired from Ernst & Young LLP after a 29-year career. Mr. Lamel brings to the Company’s Board of Directors extensive financial, accounting and auditing expertise, including an understanding of accounting principles, internal controls, financial reporting rules and regulations and financial reporting processes acquired over the course of his career.

Maxine L. Mauricio	Nominee for Director

Ms. Mauricio is a nominee for Director of the Company. Ms. Mauricio has served as the Senior Vice President, General Counsel and Secretary of EMCOR since January 2016. From January 2012 to December 2015, Ms. Mauricio was Vice President and Deputy General Counsel of EMCOR, and from May 2002 to December 2011, she served as EMCOR’s Assistant General Counsel. Prior to joining EMCOR, Ms. Mauricio was an associate at Ropes & Gray LLP. Ms. Mauricio brings to the Company’s Board of Directors extensive corporate governance, legal, cybersecurity leadership and compliance expertise acquired at a global Fortune 500 company. Ms. Mauricio’s presence on the Board also enhances the Board’s gender and ethnic diversity.

Dominic A. Romeo	Director

Mr. Romeo has been a Director of the Company since June 14, 2012. Mr. Romeo served as Senior Vice President and Chief Financial Officer of Thor Industries, Inc. (NYSE: THOR), a leading manufacturer of recreational vehicles, commercial buses and ambulances, from February 2013 to October 2013. From 2004 to 2011, Mr. Romeo served as Vice President and Chief Financial Officer of IDEX Corporation (NYSE: IEX), a leading global manufacturer of pump products, dispensing equipment, and other engineered products. Prior to joining IDEX, Mr. Romeo served in several financial leadership positions at Honeywell International, Inc., a diversified technology and manufacturing company that services customers globally, including Vice President and Chief Financial Officer of Honeywell Aerospace from 2001 to 2004; Vice President and Chief Financial Officer of Honeywell International’s Engine Systems and Services divisions from 1999 to 2001; and various other senior finance positions from 1994 to 1999. Mr. Romeo also served as Vice President of Finance for AAR Trading, an aircraft products and services provider, from 1992 to 1994, and held multiple financial roles in audit and financial planning for GE Aircraft Engines, a subdivision of the General Electric Company, from 1987 to 1992. Mr. Romeo currently serves on the board of Spartan Motors, Inc. (NASDAQ: SPAR), a global leader in specialty chassis and vehicle design, manufacturing and assembly. Mr. Romeo served on the Board of Directors of BBB Industries, an automotive parts manufacturer held by Pamplona Capital Management, from 2015 to 2018; and on the Board of Directors and as a member of the Audit Committee of Federal Signal Corporation, a leading global designer and provider of safety and security products and solutions, from 2010 to April 2013. Mr. Romeo has a Bachelor of Arts degree in both Accounting and Business Administration from Manchester University. Mr. Romeo brings to the Company’s Board of Directors extensive expertise in finance and accounting for several global industrial manufacturers, as well as experience in efficiently adapting company operations to changing market conditions.

Thomas N. Secor	Director

Mr. Secor has been a Director of the Company since June 14, 2012. Mr. Secor has been Managing Director of Morningside Heights Capital, an investment firm, since March 2012. From April 2007 until March 2012, Mr. Secor was employed by Goldman Sachs & Co, where he worked with Liberty Harbor, an absolute-return investment fund. While at Liberty Harbor, Mr. Secor focused on the fund’s fundamental investment strategies, including debt and equity transactions. From 2005 until March 2007, Mr. Secor was a Director and member of the legal group at Amaranth Advisors, an investment advisor. From 1998 until 2005, Mr. Secor was an attorney with Cleary, Gottlieb, Steen & Hamilton where he specialized in corporate and securities law. Mr. Secor received his B.A., cum laude, from Pomona College and his J.D., cum laude, from the University of Chicago Law School. Mr. Secor brings to the Company’s Board of Directors more than 20 years of experience in strategic transactions, corporate finance and profit management across a wide range of industries, as well as extensive corporate governance experience.

ITEM 2–aDVISORY VOTE ON THE

COMPANY’S EXECUTIVE COMPENSATION

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (which currently consist of our Chief Executive Officer, Chief Financial Officer and Chief Human Resources Officer), as disclosed in this management proxy circular in accordance with the SEC’s rules. The Company has held a “say-on-pay” advisory vote every year since 2013 and following the advisory vote regarding the frequency of future “say-on-pay” votes held in 2019, the Company has determined to continue to hold the “say-on-pay” advisory vote every year until the next such advisory “say-on-pay” frequency advisory vote. The next “say-on-pay” advisory vote following this one will occur at the 2021 annual meeting of shareholders.

Summary

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to provide advisory approval of the compensation of our named executive officers as such compensation is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this management proxy circular, beginning on page 22.

Our executive compensation programs are designed to provide a compensation package that incentivizes and retains a highly qualified executive team and rewards both short-term and long-term sustainable performance as measured against established goals. Our executive compensation program seeks to promote this philosophy primarily through a combination of the following types of compensation: base salary, cash incentive awards and long-term equity-based incentive awards in the form of both service-based vesting restricted stock units (“restricted stock units” or “RSUs”) and performance-based vesting performance stock units (“performance stock units” or “PSUs”). The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the “Compensation Discussion and Analysis” section of this management proxy circular and the tabular disclosures following such section for more information.

•

Compensation Best Practices.We employ the following policies and practices that are designed to ensure our executive compensation programs are well-governed, reflect market-based best practices and do not promote inappropriate risk taking:

Independent Compensation Committee	Yes
Independent Compensation Advisor	Yes
Stock Ownership Guidelines	Yes
Elimination of Section 280G Excise Tax Gross-Ups	Yes
Elimination of Single-Trigger Equity Vesting upon Change of Control	Yes
No Stock Option Repricing without Shareholder Approval	Yes
Recoupment Provision in Short-Term Incentive Plan	Yes
Anti-Hedging and Anti-Pledging Rules	Yes
Compensation Risk Assessment	Annual
Shareholder Vote to Approve Executive Compensation on an Advisory Basis	Annual
•

Pay-for-Performance.    We aim to align our executive compensation with both annual and long-term performance goals of the Company. Our Senior Management Incentive Plan (“SMIP”) provides cash incentive awards based on Adjusted EBITDA, Organic Revenue Growth, and Net Working Capital (“NWC”) as a percentage of revenue (“NWC Ratio”). The Adjusted EBITDA, Organic Revenue Growth, and NWC Ratio target levels of performance are correlated with the Company’s annual revenue, income growth and NWC goals.

•

Long-Term Compensation.    In 2019, our long-term compensation program included a mix of restricted stock units that vest over four years and performance stock units that vest in three years on January 1, 2022, subject to continued employment through the date of vesting, achievement of applicable performance thresholds and accelerated vesting upon certain termination of employment or change in control. Our long-term compensation program is intended to align the interests of executives with those of our shareholders, encourage retention and focus the executives on long-term profitable growth and shareholder value creation.

•

Prudent Corporate Governance.    We are committed to maintaining a prudent corporate governance model and to continually improving our compensation practices and policies. Key practices in this regard include annual review of the Company’s compensation program by the Compensation Committee and maintenance of a Compensation Committee composed entirely of independent, non-employee directors who satisfy applicable independence requirements.

•

Independent Compensation Consultation.    The Compensation Committee uses independent global executive compensation consulting firm, Pearl Meyer & Partners, LLC (“Pearl Meyer”) and Korn Ferry, to advise the Compensation Committee on matters related to executive compensation.

•	Input from Shareholders. The Company has determined to hold a “say-on-pay” advisory vote every year to regularly receive and review input from shareholders on our compensation programs and practices.

The Compensation Committee believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the compensation of the Company’s named executive officers reported in this management proxy circular reflects and supports these compensation policies and objectives. We encourage shareholders to review the “Compensation Discussion and Analysis” beginning on page 22 of this management proxy circular.

Recommendation

Our Board of Directors believes that the information provided above and within the “Compensation Discussion and Analysis” section of this management proxy circular demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The following resolution will be submitted for a shareholder vote at the 2020 Annual Meeting:

RESOLVED, that the shareholders of Novanta Inc. approve, on an advisory basis, the compensation of Novanta Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the “Compensation Discussion and Analysis”, compensation tables and narrative discussion set forth in the management proxy circular.

This vote on our executive compensation is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for the named executive officers.

Required Vote

The affirmative vote of a majority of the common shares represented and cast in respect of this matter at the 2020 Annual Meeting is required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. Abstentions and broker non-votes will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPANY’S COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

ITEM 3–appointment of independent

registered public accounting firm

At the 2020 Annual Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm and to authorize the Audit Committee to fix the remuneration for PricewaterhouseCoopers. PricewaterhouseCoopers has served as the Company’s independent registered public accounting firm since 2013.

We expect a representative of PricewaterhouseCoopers to be present at the meeting to answer appropriate questions and to have an opportunity to make a statement if desired.

Required Vote

The affirmative vote of a majority of the common shares represented and cast in respect of this matter at the 2020 Annual Meeting is required to approve the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm to serve until the 2021 annual meeting of shareholders. Abstentions will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal. Because brokers have discretionary authority to vote on the appointment of PricewaterhouseCoopers, we do not expect any broker non-votes in connection with this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THIS APPOINTMENT.

Independent Registered Public Accounting Firm Fees and Services

Set forth below are the fees paid by the Company to its independent registered public accounting firm, PricewaterhouseCoopers, for the fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees (1)	$2,171,000	$1,985,500
Audit-Related Fees (2)	329,000	—
Tax Fees (3)	166,500	308,000
All Other Fees (4)	2,800	4,600
Total	$2,669,300	$2,298,100

(1)

Consist of fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, review of the Company’s interim consolidated financial statements included in quarterly reports, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Consist principally of fees for services related to financial due diligence associated with acquisition targets.
(3)	Consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.
(4)	Consist of fees billed for seminars and online research tools.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance, or the engagement is entered into pursuant to the pre-approval procedure described below.

Pursuant to the Audit Committee Charter, the Audit Committee may delegate pre-approval authority to an individual member of the Audit Committee. The decisions of any individual Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has delegated to the Chairman of the committee the authority to pre-approve any audit, non-audit or other service provided to the Company by the Company’s independent registered public accounting firm, except for the annual audit engagement and fees, which must be approved by the full Audit Committee. The prior approval of the Audit Committee or the pre-approval of the Chairman of the Audit Committee was obtained for all services provided by PricewaterhouseCoopers in fiscal year 2019.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company.

In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2019 with the Company’s management.
2.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

3.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Mr. Ira J. Lamel (Chairperson)

Mr. Dominic A. Romeo

Mr. Thomas N. Secor

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

ITEM 4–confirmation

of an amendment to Section 52

of the Company’s By-Law Number 1

At the 2020 Annual Meeting, the shareholders will be asked to confirm an amendment to Section 52 of the Company’s By-Law Number 1 to allow the Company to hold meetings of shareholders by means of remote participation. On April 8, 2020, the Board of Directors adopted a resolution amending Section 52 of the Company’s By-Law Number 1 to add the following:

“52.  Remote Participation: Meetings of shareholders may be held by means of any telephonic, electronic or other communication facility, including teleconferencing, video conferencing, computer link, webcasting and other similar means, that permits all participants to hear each other during the meeting.  Any person entitled to attend a meeting of shareholders may participate in the meeting by means of such a telephonic, electronic or other communication facility, if the Corporation makes available such a facility.  A person participating in a meeting by such means shall be deemed to be present at the meeting.”

We refer to this amendment as the Remote Participation Amendment. The Remote Participation Amendment was effective immediately upon the Board’s approval. At the 2020 Annual Meeting, the shareholders will be asked to confirm the Remote Participation Amendment as set forth above, the full text of which is set out at Schedule A to this management proxy circular. If the shareholders confirm the Remote Participation Amendment at the 2020 Annual Meeting, the amendment will continue in effect. If the shareholders reject the Remote Participation Amendment at the 2020 Annual Meeting, the amendment will cease to be effective.

The Company’s Board of Directors approved the Remote Participation Amendment in order to permit the Company to hold meetings of shareholders, including the 2020 Annual Meeting, by means of remote participation. In light of the COVID-19 pandemic, we believe it is in the interests of our directors, members of management and shareholders who wish to attend the 2020 Annual Meeting and, where determined by the Board of Directors, future meetings of shareholders, to allow the Company to hold such meetings by remote participation in order to protect the health and safety of those attending the 2020 Annual Meeting and when otherwise deemed appropriate by the Board of Directors. Remote participation may also facilitate shareholder attendance at such meetings by enabling participation from any location and at no additional cost.

Required Vote

The affirmative vote of a majority of the common shares represented and cast in respect of this matter at the 2020 Annual Meeting is required to confirm the amendment to Section 52 of the Company’s By-Law Number 1. Abstentions and broker non-votes will not be counted in determining the number of votes cast, and thus will not affect the voting results of this proposal.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE CONFIRMATION OF AN AMENDMENT TO SECTION 52 OF THE COMPANY’S BY-LAW NUMBER 1.

EXECUTIVE OFFICERS

Set forth below is information regarding the Company’s current executive officers who are not also directors. Information concerning Matthijs Glastra, our Chief Executive Officer, may be found above in the section entitled “Item 1–Election of Directors” on page 5 of this management proxy circular.

Robert J. Buckley	Chief Financial Officer

Age:    45

Executive Officer since March 2011

Mr. Buckley was appointed the Company’s Chief Financial Officer on March 31, 2011. Prior to joining the Company in February 2011, Mr. Buckley had a ten-year career with PerkinElmer, Inc. (“PerkinElmer”), a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he served in several financial positions of increasing responsibilities. From September 2008 to February 2011, Mr. Buckley served as Vice President and Chief Financial Officer of PerkinElmer’s Environmental Health business. From September 2005 to September 2008, Mr. Buckley was Chief Financial Officer of PerkinElmer’s Asian operations. From April 2001 to August 2005, Mr. Buckley served in various financial management roles at PerkinElmer. Prior to joining PerkinElmer, Mr. Buckley held management positions with Honeywell International, Inc. (formerly AlliedSignal, Inc.), a diversified technology and manufacturing company that services customers globally, and Georgeson & Company, Inc. Mr. Buckley holds a Bachelor of Arts degree in Finance from Manhattanville College and an M.B.A. from University of California at Los Angeles (U.C.L.A.).

Brian S. Young	Chief Human Resources Officer

Age:    51

Executive Officer since December 2016

Mr. Young joined the Company in April 2015 as Vice President of Human Resources and was appointed Chief Human Resources Officer by the Board of Directors in December 2016. Mr. Young brings more than 20 years of human resources leadership experience in both public and private companies serving Original Equipment Manufacturers (“OEMs”) of Class I, II & III medical devices, industrial control technologies and advanced materials. From July 2014 to March 2015, Mr. Young served as Global Human Resource Leader for Hollingsworth & Vose Company, a global manufacturing company. From September 2011 to November 2013, Mr. Young served as Vice President & Human Resource Officer for CIRCOR International, Inc. (“CIRCOR”), a global environmental products manufacturing company. From September 2010 to August 2011, Mr. Young served as Director of Total Rewards for CIRCOR. In addition, from June 2003 to August 2010, Mr. Young served in various leadership roles with Lake Region Medical (formerly Accellent, Inc.), a medical device manufacturing company. Mr. Young’s early career experience was in General Human Resource Management with a specialization in training and development. Mr. Young holds a Bachelor of Science degree in Administration of Justice from Pennsylvania State University.

CORPORATE GOVERNANCE

The Board of Directors

The Board is elected annually and each of our directors stands for election every year. The Board is currently comprised of eight directors, and all except Mr. Glastra have been determined by the Board to be independent under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). In making this determination, the Board has affirmed that each of the independent directors meets the objective requirements for independence set forth by Nasdaq. The independent directors are Stephen W. Bershad, Lonny J. Carpenter, Deborah DiSanzo, Brian D. King, Ira J. Lamel, Dominic A. Romeo and Thomas N. Secor. Mr. Glastra is not independent because he is the Company’s Chief Executive Officer. In addition, the Board has determined that director nominee Maxine L. Mauricio is independent under the rules of Nasdaq.

In evaluating and determining the independence of the directors, the Board considered that in the ordinary course of business, transactions may occur between the Company and entities with which some of the directors are or have been affiliated and that the Company may have other relationships with its directors. The Company engages in ordinary course business transactions with Mr. Carpenter’s former employer. In 2019, Mr. Carpenter’s former employer purchased products from the Company, which constituted more than 5%, but less than 10%, of the Company’s revenues for the year. The Board determined that this relationship did not impair Mr. Carpenter’s independence.

Please see the biography of each director under the section entitled “Item 1–Election of Directors” for the public company boards on which each director serves.

Board Leadership Structure

The Board is responsible for the overall stewardship of the Company. The Board discharges this responsibility directly and through delegation of specific responsibilities to its committees, the Chairman of the Board and officers of the Company. The Board has established three standing committees to assist with its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee has a charter defining its responsibilities. The Board of Directors does not have an executive committee.

The Company’s By-Laws require the Chairman of the Board to be a director and provide the Board with the ability to appoint the Chief Executive Officer of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. We recognize that different board leadership structures may be appropriate for companies in different situations.

Based on the Company’s present circumstances, the Board believes that the Company and its shareholders are best served by having Mr. Bershad serve as the Chairman of the Board and Mr. Glastra serve as the Chief Executive Officer. Our current leadership structure permits Mr. Glastra to focus his attention on managing the Company and permits Mr. Bershad to manage the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

Corporate Governance Highlights

The following table summarizes our board structure and key elements of our corporate governance framework:

Size of Board	Nine Directors (including the director nominee)
Number of Independent Directors	Eight Directors (including the director nominee)
Board Leadership Structure	Separate Chairman & CEO
Board Self-Evaluation	Annual
Review of Independence of Board	At Least Annually
Independent Directors Meet Without Management Present	Yes
All Directors Elected Annually	Yes
Voting Standard for Election of Directors	Cumulative
Corporate Governance Guidelines	Yes
Diversity (as to background, experience and skills)	Yes
Prohibition on Hedging Company Stock	Yes

Board Committees and Meetings

The Board has a responsibility for establishing broad corporate policies and for reviewing overall performance, rather than day-to-day operations of the Company. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, the Board serves the best interests of the Company and its shareholders. The Board selects, evaluates and provides for the succession of our executive officers. It reviews and approves corporate objectives and strategies and evaluates significant policies and major proposed commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of Company business activities through regular written reports and presentations at Board and committee meetings.

The Board maintains three standing committees whose functions are described below. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors. The following table sets forth the membership of the Board’s standing committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stephen W. Bershad		CHAIR	X
Brian D. King			X
Ira J. Lamel	CHAIR	X
Dominic A. Romeo	X	X
Thomas N. Secor	X		CHAIR

Each standing committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed and updated periodically as legislative and regulatory developments and business circumstances warrant. The committee charters are available in their entirety on our website at https://investors.novanta.com on the Investors Relations page, under the Governance tab.

Meetings

The Board and standing committees met as follows during the year ended December 31, 2019:

Name	Number of Meetings
Board of Directors	9
Audit Committee	4
Compensation Committee	3
Nominating and Corporate Governance Committee	3

The independent directors also meet routinely in executive sessions in connection with regular meetings of the Board. Mr. Bershad presides over all executive sessions at which he is present.

During 2019, each director attended all meetings of the Board and all meetings of the committees on which the director served, except that one director attended 89% of such meetings. Members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders. In 2019, all of the directors attended the annual meeting of shareholders.

The Audit Committee

The Audit Committee consists of Mr. Lamel, Mr. Romeo and Mr. Secor, with Mr. Lamel serving as Chairman. All members of the Audit Committee meet the membership requirements of Nasdaq, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member of the Audit Committee is independent under the listing standards of Nasdaq and the rules of the SEC regarding audit committee membership. The Board has further determined that Mr. Lamel is an “audit committee financial expert” as defined by the SEC.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm, and is responsible for reviewing and discussing with management and the independent registered public accounting firm the Company’s audited annual consolidated financial statements and unaudited interim consolidated financial statements. The Audit Committee also reviews the independence and quality control procedures of the independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, and discusses with management the Company’s policies with respect to risk assessment and risk management.

The Compensation Committee

The Compensation Committee consists of Mr. Bershad, Mr. Lamel, and Mr. Romeo, with Mr. Bershad serving as Chairman. All members of the Compensation Committee meet the membership requirements of Nasdaq, and each member of the Compensation Committee is independent under the listing standards of Nasdaq regarding compensation committee membership.

The Compensation Committee is responsible for assisting the Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing the overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans and determining executive compensation. Specifically, the Compensation Committee reviews and approves the compensation and benefits of the Chief Executive Officer and the other officers, oversees the performance evaluation of the Chief Executive Officer and other named executive officers (“NEOs”), and reviews and approves the Senior Management Incentive Plan (including grants of equity compensation and annual cash incentive compensation for the officers and certain other key employees).

The Compensation Committee has the authority under its charter to directly retain and cause the Company to pay reasonable compensation for compensation consultants, legal counsel and other advisors as it deems necessary or appropriate. In 2019, the Compensation Committee retained Pearl Meyer and Korn Ferry, as its independent compensation consultants to assist the Compensation Committee with its responsibilities related to the Company’s executive compensation programs.

For a discussion of the Compensation Committee’s processes and procedures for considering and determining compensation for our officers, please see the “Compensation Discussion and Analysis” section.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “NCG Committee”) consists of Mr. Bershad, Mr. King, and Mr. Secor, with Mr. Secor serving as Chairman. All members of the NCG Committee meet the membership requirements of Nasdaq.

The NCG Committee is responsible for: (a) identifying individuals qualified to become Board members and recommending such individuals to the Board as director nominees; (b) developing and recommending to the Board a set of corporate governance principles applicable to the Company; (c) reviewing the qualifications of directors eligible to become members of the different committees of the Board and recommending to the Board director nominees for each committee; (d) overseeing periodic performance reviews of the Board; and (e) evaluating and making recommendations to the Board regarding director compensation.

During its review of the composition of the Board, the NCG Committee considered that the Board and NCG Committee are committed to improving the diversity of the Board by actively seeking out highly qualified women and individuals from minority groups to serve on the Board. Following a search process, the NCG Committee recommended to the Board that Maxine L. Mauricio be nominated as director of the Company in light of her significant governance, legal, cybersecurity leadership and compliance experience at a global Fortune 500 company. The NCG Committee also considered that Ms. Mauricio’s presence on the Board would enhance the Board’s gender and ethnic diversity.

Selection and Evaluation of Director Candidates

In searching for qualified director candidates for election to the Board and to fill vacancies on the Board, the NCG Committee solicits current directors for the names of potentially qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates and to conduct due diligence on director candidates. In addition, the NCG Committee may from time to time retain an outside search firm to assist in the search for qualified candidates. Director nominee Maxine L. Mauricio was recommended to the NCG Committee by our Chairman of the Board. In the event there is or will be a vacancy on the Board, the NCG Committee will consider suggestions from shareholders for nominees for election as directors and evaluate such suggested nominees on the same terms as candidates identified by directors, officers, outside advisors or search firms selected by the NCG Committee.

The criteria that the NCG Committee has established for selecting members of the Board are contained in the Corporate Governance Guidelines, which are available on the Company’s website at https://investors.novanta.com, on the Investor Relations page, under the Governance tab. The criteria include a consideration of the candidate’s independence, demonstrated ethical standards, experience at the policy-making level, ability to work constructively with the other directors and the Chief Executive Officer, capacity to evaluate strategy and reach sound conclusions, motivation and time to devote themselves to Company matters and ability to take into account and balance the legitimate needs of all shareholders and other stakeholders in reaching decisions. In February 2020, the Board amended the Corporate Governance Guidelines to add the following policy:

“The Board believes that maintaining a diverse membership with varying backgrounds, skills, expertise and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations and enables the Board to better represent all of the Company’s constituents. Accordingly, the Board is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, skills and experiences as part of each Board search the Company undertakes.”

The NCG Committee assesses the effectiveness of this policy as part of its annual self-evaluation.

Once potential candidates are identified, the NCG Committee reviews the backgrounds of those candidates, conducts interviews of candidates and establishes a list of final candidates. To the extent practicable, final candidates are then interviewed by each member of the NCG Committee, the Chairman of the Board and the Chief Executive Officer. Reasonable efforts are made to have all remaining directors interview the final candidates.

The NCG Committee and the Board have not established a formal policy with regard to the consideration of director candidates recommended by shareholders. This is due to the following factors: (i) the limited number of such recommendations, (ii) the need to evaluate such recommendations on a case-by-case basis, and (iii) the expectation that recommendations from shareholders would be considered in the same manner as recommendations by directors, officers, outside advisors or search firms in the event of a vacancy on the Board.

Any shareholder who intends to recommend a candidate to the NCG Committee for nomination as a director should deliver a written notice to the Company with the following information: (a) the suggested candidate’s biographical data (including business experience, service on other boards, and academic credentials); (b) all transactions and relationships, if any, between the recommending shareholder or such candidate, on the one hand, and the Company or its management, on the other hand, as well as any relationships or arrangements, if any, between the recommending shareholder and the candidate and any other transactions or relationships of which the Board should be aware in order to evaluate such candidate’s potential independence as a director; (c) details of whether the candidate or the recommending shareholder is involved in any on-going litigation adverse to the Company or is associated with an entity which is engaged in such litigation; and (d) whether the candidate or any company for which the candidate serves or has served as an officer or director is, or has been, the subject of any bankruptcy, SEC or criminal proceedings or investigations, any civil proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations. The notice must also contain a written consent confirming the candidate’s (a) consent to be nominated and named in the Company’s management proxy circular and, if elected, to serve as a director of the Company and (b) agreement to be interviewed by the NCG Committee and submit additional information if requested to do so. Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the NCG Committee, in the event that there is or will be a vacancy on the Board, to complete its review in a timely fashion.

Under the Company’s Articles, a shareholder may propose a director candidate for inclusion in the Company’s notice of meeting if the proposal is signed by one or more holders of shares representing in the aggregate not less than 5% of the common shares of the Company entitled to vote at the shareholders’ meeting at which the nomination is to be presented. Any shareholder, as described in the preceding sentence, wishing to propose a director candidate for inclusion in the Company’s notice of meeting must provide notice to the Company by February 25, 2021 and include the information about such nominee as discussed above with respect to director candidates recommended by such shareholder(s).

Communications with the Board

The Board has not established a formal process for shareholders to send communications to the Board and/or individual directors due to the limited number of such communications historically. However, the Board will give appropriate attention to written communications on issues that are submitted by shareholders and other interested parties and will respond if and as appropriate. The names of all directors are available to shareholders in this management proxy circular and on the Company’s website. If the Company receives any shareholder communication intended for the full Board or any individual director, the Company will forward all such communications to the full Board or such individual director, unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal or similarly inappropriate. Any shareholder communications should be sent to: Novanta Inc., Attention: Stephen W. Bershad, Chairman of the Board, 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA.

Board of Directors’ Role in Risk Oversight

The Board recognizes the importance of appropriate oversight of potential business risks in running a successful operation and meeting its fiduciary obligations to our business, our shareholders, and our other stakeholders. While our senior executives, including the Chief Executive Officer, the Chief Financial Officer, and the Chief Human Resources Officer, have the responsibility for the day-to-day assessment and management of business risks, the Board maintains a responsibility for creating an appropriate culture of risk management and setting a proper “tone at the top.” The Board has taken an active role in overseeing risks that could affect the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. This oversight is conducted primarily through the Audit Committee, which has been assigned the oversight responsibility for enterprise risk management and reports regularly to the Board on such matters. Senior management, with the assistance of the Company’s outsourced Internal Audit service provider, carries out enterprise risk management activities. This process includes periodic reporting by management to the Audit Committee in order to systematically identify, analyze, prioritize and document potential business risks, their potential impact on the Company’s performance, and the Company’s ability to detect, manage, control and prevent these risks. When the Audit Committee receives a report from senior management, the Chair of the Audit Committee reports on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the overall risk oversight role, particularly with respect to risk areas that may potentially impact more than one committee of the Board.

In addition to the role the Audit Committee plays in overseeing enterprise risk management activities, the Compensation Committee monitors the design and implementation of our compensation programs to ensure that these programs include the elements needed to motivate employees to take a long-term view of the business and to avoid encouraging unnecessary risk taking. Based on a functional review of our compensation policies and practices as performed by senior management in consultation with the Company’s independent compensation consultant and the Compensation Committee, the Company does not believe that any risks arising from its employee compensation programs are likely to have a material adverse effect on the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Code of Ethics and Business Conduct

All of the Company’s directors, officers and employees must act in accordance with the Code of Ethics and Business Conduct, which has been adopted by the Company’s Board of Directors. A copy of the Code of Ethics and Business Conduct is available on the Company’s website at https://investors.novanta.com on the Investor Relations page, under the Governance tab, with the title “Code of Business Conduct - English”. The Company intends to satisfy the disclosure requirement under Nasdaq rules regarding waivers or under Item 5.05 of Form 8-K regarding disclosure of an amendment to, or waiver from, a provision of this Code of Ethics and Business Conduct with respect to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on the Company’s website discussed above, unless a Form 8-K is otherwise required by law or applicable listing rules.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and their family members from buying or selling put or call options or entering into other derivative contracts or hedging transactions with respect to the Company’s securities. This includes options trading on any of the stock exchanges or futures exchanges, as well as customized derivative or hedging transactions with third parties.

Orientation and Continuing Education

The Company’s Corporate Governance Guidelines provide that directors are expected to participate in an orientation program within six months of the annual meeting at which new directors are elected or the date on which new directors are appointed. In addition, the Company may periodically make available to its directors continuing educational opportunities designed to assist them in performing their Board and committee functions.

Assessments

The NCG Committee is responsible for annually overseeing a review of the performance of the Board, and each of the NCG Committee, Audit Committee and Compensation Committee is responsible for annually reviewing such committee’s own performance. In January 2020, the NCG Committee adopted a self-evaluation questionnaire for the Board and each of the Board’s standing committees. Each director completed a questionnaire evaluating the performance of the Board as a whole and each committee on which such director served, and a summary of the results of these self-evaluations was discussed by the Board at its February 20, 2020 meeting.

Additional Governance Matters

The Board of Directors (acting on the recommendation of the NCG Committee) has approved the Company's Corporate Governance Guidelines, which include, among other items (in addition to those items described elsewhere in this proxy):

•	The independent directors meet regularly in executive session without the presence of management;
•	The Compensation Committee is responsible for reviewing the Company's succession planning and senior management development and reports to the Board on the Company’s plans.

DIRECTOR COMPENSATION

In general, the Company uses a combination of cash and equity-based compensation to attract and retain candidates to serve on the Company’s Board of Directors. The Company does not compensate directors who are also employees for their service on the Board of Directors. Accordingly, during the year ended December 31, 2019, Mr. Glastra, who served as the Company’s Chief Executive Officer and as a Director on the Board, did not receive any compensation for his service on the Board of Directors. Compensation for Board of Directors is overseen by the Nominating and Corporate Governance Committee rather than the Compensation Committee, which focuses on employee compensation. The Nominating and Corporate Governance Committee periodically reviews the cash and equity-based compensation for non-employee directors and makes recommendations to the Board of Directors for any adjustments.

The Board of Directors approved the following fiscal year 2019 compensation for non-employee directors:

•	An annual retainer in the amount of $125,000 for each non-employee member of the Board of Directors;
•	An additional annual retainer in the amount of $15,000 for the Chairperson of the Audit Committee;
•

An additional annual retainer in the amount of $10,000 for the Chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee (unless such Chairperson is also serving as non-executive Chairperson of the Board of Directors);

•	An additional retainer in the amount of $125,000 for the non-executive Chairperson of the Board of Directors; and
•	A grant of restricted stock units with a grant-date fair value of $62,500 to each non-employee member of the Board of Directors.

Fifty percent of the annual retainer for non-employee directors are paid in the form of cash. The remaining fifty percent of such retainers are paid in the form of deferred stock units, which are convertible into shares of the Company’s common stock upon retirement, resignation or termination of directorship of the non-employee directors. The restricted stock units will vest on the first anniversary of the date of grant.

As of December 31, 2019, each director was also a party to an indemnification agreement with the Company. Such indemnification agreements generally provide, among other things, that each director shall be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director in connection with any proceeding by reason of his or her relationship with the Company. In addition, such indemnification agreements provide for the advancement of expenses incurred by such director in connection with any proceeding covered by such indemnification agreements, subject to the conditions set forth therein and to the extent such advancement is not prohibited by law.

Director Compensation Table

The following table sets forth information regarding the compensation earned during the fiscal year ended December 31, 2019 by the Company’s non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Total ($)
Stephen W. Bershad	$125,000	$187,488	$312,488
Lonny J. Carpenter	$62,500	$124,992	$187,492
Deborah DiSanzo	$40,350	$81,052	$121,402
Brian D. King	$62,500	$124,992	$187,492
Ira J. Lamel	$70,000	$132,489	$202,489
Dominic A. Romeo	$62,500	$124,992	$187,492
Thomas N. Secor	$67,500	$129,969	$197,469

(1)	All fees payable in cash and earned by the Company’s Board of Directors during the year ended December 31, 2019 were paid in full prior to December 31, 2019.
(2)

Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value (based on the closing price of the Company’s common stock on the last business day prior to the date of grant) of each director’s deferred stock unit award and restricted stock unit award determined in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation-Stock Compensation”. The deferred stock units granted by the Company were fully vested on the grant date and the associated expense was recognized in full on the grant date in accordance with ASC 718.  The restricted stock units granted by the Company vest on the first anniversary of the date of grant and the associated expense was recognized in full on the grant date in accordance with ASC 718.
(3)

The amounts represent the aggregate grant date fair value associated with the respective annual deferred stock unit award and restricted stock unit award granted to each director on January 1, 2019, except for Ms. DiSanzo, whose awards were granted on May 9, 2019. In accordance with the compensation arrangement with the Board of Directors, the number of deferred stock units and restricted stock units granted on January 1, 2019 were determined based on the closing price of the Company’s common stock of $63.00 per share as of the last business day prior to the grant date. The number of deferred stock units and restricted stock units granted on May 9, 2019 were determined based on the closing price of the Company’s common stock of $82.37 per share as of the grant date.

(4)	The following table sets forth the aggregate outstanding stock unit awards held by each director as of December 31, 2019:
Name	Deferred Stock Units(1) (#)	Restricted Stock Units(2) (#)	Total (#)
Stephen W. Bershad	100,846	992	101,838
Lonny J. Carpenter	1,627	992	2,619
Deborah DiSanzo	492	492	984
Brian D. King	3,545	992	4,537
Ira J. Lamel	56,476	992	57,468
Dominic A. Romeo	29,815	992	30,807
Thomas N. Secor	29,915	992	30,907
Total	222,716	6,444	229,160

(1)

Deferred stock units granted to the directors were fully vested on the date of grant and will convert into an equal number of shares of the Company’s common stock as of the date the respective director ceases to be a member of the Board of Directors. The following table presents the number of deferred stock units granted to each director, separated by grant date:

Grant Date	Mr. Bershad	Mr. Carpenter	Ms. DiSanzo	Mr. King	Mr. Lamel	Mr. Romeo	Mr. Secor
September 2, 2010	23,149	—	—	—	12,963	—	—
February 15, 2011	11,815	—	—	—	6,617	—	—
January 1, 2012	12,219	—	—	—	6,843	—	—
July 2, 2012	—	—	—	—	—	2,982	2,982
January 1, 2013	14,435	—	—	—	8,084	7,218	7,218
January 1, 2014	11,121	—	—	—	6,228	5,561	5,561
January 1, 2015	8,492	—	—	—	4,756	4,246	4,246
January 1, 2016	9,178	—	—	—	5,140	4,589	4,589
January 1, 2017	5,953	—	—	—	3,334	2,977	2,977
May 10, 2017	—	—	—	1,303	—	—	—
January 1, 2018	2,500	—	—	1,250	1,400	1,250	1,250
May 10, 2018	—	635	—	—	—	—	—
October 1, 2018	—	—	—	—	—	—	21
January 1, 2019	1,984	992	—	992	1,111	992	1,071
May 9, 2019	—	—	492	—	—	—	—
Total	100,846	1,627	492	3,545	56,476	29,815	29,915

(2)

Restricted stock units granted to the directors will vest on the first anniversary of the date of the grant. The following table presents the number of restricted stock units granted to each director, separated by grant date:

Grant Date	Mr. Bershad	Mr. Carpenter	Ms. DiSanzo	Mr. King	Mr. Lamel	Mr. Romeo	Mr. Secor
January 1, 2019	992	992	—	992	992	992	992
May 9, 2019	—	—	492	—	—	—	—
Total	992	992	492	992	992	992	992

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

The following discussion and analysis details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and the role of the Compensation Committee of the Board of Directors of Novanta Inc. and the executive staff in setting executive compensation. In this section, the terms, “we”, “our”, and “us” refer to the Company, and the “Board” and “Board of Directors” refer to the Board of Directors of Novanta Inc., unless otherwise specified.

Pursuant to SEC rules, this compensation discussion and analysis primarily addresses the Company’s fiscal year 2019 compensation policies and decisions.  The impact of the COVID-19 pandemic was not factored into fiscal year 2019 compensation policies and decisions, but the Company expects that its fiscal year 2020 compensation policies and decisions will consider the effect of the global pandemic and related economic challenges.

The Company uses certain non-GAAP financial measures, such as Organic Revenue Growth, Adjusted EBITDA and Adjusted EPS, to evaluate its operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and to determine incentive compensation for senior management and employees.  Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables at the end of the Company’s annual report for the fiscal year 2019.

The following table shows the Company’s named executive officers (collectively, the “named executive officers” or “NEOs”) for the fiscal year 2019:

Executive	Title	Officer Since
Matthijs Glastra	Chief Executive Officer	2012
Robert J. Buckley	Chief Financial Officer	2011
Brian S. Young	Chief Human Resources Officer	2016

EXECUTIVE SUMMARY

Creating Shareholder Value

The creation of shareholder value is the foundation and driver of the Company’s executive compensation program.  The compensation of the named executive officers is closely aligned with the long-term interests of the shareholders.

Returns for Novanta Shareholders

The following graph compares the cumulative total return to shareholders for the Company’s common shares for the period from December 31, 2014 through December 31, 2019 with the Nasdaq Composite Index and Russell 2000 Index. The comparison assumes an investment of $100 is made on December 31, 2014 in the Company’s common shares and in the case of each of the indices it also assumes reinvestment of all dividends. The past performance shown is not necessarily indicative of future performance.

	December 31, 2014	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019
Novanta Inc.	$100	$92.53	$142.66	$339.67	$427.99	$600.82
NASDAQ Composite Index	$100	$106.96	$116.45	$150.96	$146.67	$205.27
Russell 2000 Index	$100	$95.59	$115.95	$132.98	$118.30	$148.49

Comparison of 5-Year Cumulative Total Return among Novanta Inc., Nasdaq Composite Index, and Russell 2000 Index

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2019 Business and Compensation Highlights

Fiscal year 2019 proved to be a year that tested the company with an unexpected and rapidly deepening industrial recession.  We are pleased that the effects of our strategy to invest in innovation and to increase our exposure to Medical end markets made the Company more resilient in an unpredictable year. The year included significant growth in our medical business with revenue from new products largely offsetting a significant pull back in micro-electronics and industrial markets. Despite the challenges that we faced in the industrial capital spending markets, we continued to invest in new product development during the year and accomplished the following:

•	For the fiscal year 2019, the Company generated revenue of $626.1 million, an increase of 1.9% from $614.3 million for the full year 2018; Organic Revenue Growth was 0.7% for the year.
•	Consolidated net income was $40.8 million for the fiscal year 2019, compared to $51.1 million for the fiscal year 2018.
•	Adjusted EBITDA was $120.7 million for the fiscal year 2019, compared to $123.8 million for the fiscal year 2018.
•

We acquired Arges GmbH, a Wackersdorf, Germany-based manufacturer of innovative laser scanning subsystems used in industrial materials processing and medical application, for a total purchase price of $72.9 million, subject to working capital adjustments;

•

We acquired Med X Change, Inc., a Bradenton, Florida-based provider of medical grade, high definition and 4K video recording and documentation solutions to OEMs in the medical market, for a total purchase price of $21.9 million, net of working capital adjustments;

•

We acquired Ingenia-CAT, S.L., a Barcelona, Spain-based provider of high-performance servo drives and control software to OEMs in the medical and advanced industrial markets, for a total purchase price of $16.2 million, net of working capital adjustments; and

•	We delivered strong returns to our shareholders of 40% vs the 26% total shareholder return for the Russell 2000 stock index.

The Company’s executive compensation program results for the fiscal year 2019 reflected our financial performance. The cash component of the Senior Management Incentive Plan (“SMIP”) for executives paid out below target for the fiscal year 2019 based on the following:

•

For the fiscal year 2019, the Company achieved 89% of Adjusted EBITDA target, 14% of Organic Revenue Growth target, and did not achieve the targeted net working capital as a percentage of revenue (“NWC Ratio”), resulting in a total payout of 46% of the target bonus amounts for the fiscal year for the Company’s named executive officers.

Finally, the Company sought to maintain the strong governance of its executive compensation program. In particular, during the fiscal year 2019, the Compensation Committee:

•	Convened three times;
•	Reviewed the performance of the Chief Executive Officer (the “CEO”);
•	Reviewed the performance of the other named executive officers; and
•	Considered the results of the Company’s fiscal year 2018 say-on-pay voting results;

In addition, the Compensation Committee continually evaluates the Company’s compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of what we do and what we do not do:

What We Do		What We Do Not Do
✓	We place the majority of weight on performance-based, at-risk, long-term compensation.	X	We do not provide any compensation-related tax gross-ups (except in connection with relocation expenses).
✓	We deliver rewards that are based on the achievement of long-term objectives and the creation of shareholder value.	X	We do not provide significant perquisites.
✓	We target total direct compensation at between the market median and the 75th percentile for our peer group, but only if targeted performance levels are achieved.	X	We do not allow employees, officers or directors to hedge Company stock.
✓	We maintain stock ownership guidelines for our CEO and other NEOs.	X	We do not reprice or replace out-of-the-money stock options.
✓	We have double-trigger vesting of cash severance payments and equity awards upon a change of control.	X	We do not have contracts that guarantee employment with any executives (all employment is terminable at will).
✓	We have a cap on cash incentive compensation and performance-based equity incentive compensation at 200% of target.	X	We do not pay dividends on unvested stock awards.
✓	We maintain a clawback policy with respect to incentive-based cash and equity compensation.

COMPENSATION PHILOSOPHY

The Company is a global supplier of core technology solutions that give medical and advanced industrial OEMs a competitive advantage. The Company operates in an ever-evolving and fast-paced environment and is moving aggressively to position itself in leading high-growth medical and advanced industrial markets. Our ability to compete in this environment depends, to a large extent, on our success in identifying, recruiting, developing and retaining management talent.

In support of our goals, we have designed an executive compensation program that is robust, highly performance-driven, and intended to generate both long-term sustainable shareholder value and near-term focus on financial performance, operational excellence, quality and innovation. Our executive compensation program is based on the following principles:

•

Competitive compensation.    The compensation program is intended to attract and retain executive talent with the capability to lead within a global company, while remaining affordable for the Company, including with respect to its impact on earnings and cash flow, avoiding the promotion of inappropriate or excessive risk-taking and maintaining flexibility to respond to the changing needs of the business.
•

Pay-for-performance.    The Compensation Committee reviews the overall design of our executive compensation program on an annual basis to ensure that our executive compensation is aligned with both annual and long-term performance goals of the Company. In 2019, the Company continued to reinforce our compensation philosophy by granting approximately 70% of the long-term incentive compensation in the form of performance stock units.

•

Anti-hedging and anti-pledging.  The Company’s Trading Policy prohibits our employees from engaging in “short” sales of our stock (unless the sale is part of a permitted “cashless” exercise of stock options) and from trading in any form of derivative security or instrument linked to our stock. The policy also prohibits pledging of Novanta common stock by our officers.

•

Stock ownership guidelines.  In 2018, the Company adopted stock ownership guidelines for the named executive officers. Each of our executives and directors is expected to own shares of our common stock representing a significant aggregate fair market value to further align their interests with those of shareholders and to encourage a long-term view of performance.

•

Elimination of Section 280G excise tax and gross-up payments. In 2016, the Company eliminated all rights to “Section 280G” tax gross-up payments to further align management’s interest with shareholder interests.

•

Elimination of single-trigger equity vesting.  Employment agreements entered into with individuals hired or promoted to officer positions provide that their equity awards will vest following a change in control only if the individual has a qualifying termination of employment within a specified period of time following the change in control.

•

Compensation mix with a larger percentage of “at-risk” compensation.    Through the adoption of a compensation structure offering both cash-based and equity-based incentives, the Compensation Committee has increased the percentage of “at-risk” compensation for NEOs. The Compensation Committee may also consider further increasing the emphasis on “at-risk” elements of compensation in the future by reducing or maintaining base salaries and increasing short-term and/or long-term incentive potentials. This compensation mix is intended to support the following compensation objectives:

o	Emphasis on variable pay to align executive compensation with the achievement of results that drive the Company’s business strategy; and
o

Utilization of equity-based incentive plans to tie a significant portion of compensation to the Company’s long-term results, to align the executive’s financial interests with those of our shareholders and to facilitate an ownership culture among executives.

•	Prudent corporate governance. We are committed to maintaining a prudent corporate governance model and continually improving our compensation practices and policies. Key practices include:
o	Annual evaluation of compensation: The Compensation Committee reviews the compensation philosophy of the Company on an annual basis;
o

Compensation risk assessment: The Compensation Committee monitors the design and implementation of our compensation programs to ensure they include appropriate elements to motivate employees to take a long-term view of the business and do not encourage unnecessary risk taking for short-term gains;

o	Compensation Committee independence: The Compensation Committee is composed entirely of independent, non-employee directors who satisfy applicable independence requirements;
o

Compensation advisor independence: The Board directly engaged independent outside compensation consultants, Pearl Meyer and Korn Ferry, to perform market-based analyses of competitive pay levels and practices for key positions within the Company for purposes of designing executive compensation programs for fiscal year 2019;

o	Shareholder vote to approve executive compensation on an advisory basis: The Board has adopted an annual frequency for holding shareholder advisory votes on our executive compensation program; and
o	Director stock grant: Approximately sixty five percent of non-employee director compensation is paid in the form of equity-based awards.

The following graphs depict the average target pay mix of base salary, short-term cash incentives and long-term equity-based incentives for our Chief Executive Officer and for our other named executive officers.

(1)	Based on annual base salary, annual target cash incentive and annual equity grant (based on grant-date fair value) as stated in the 2019 compensation package for our Chief Executive Officer.
(2)

Based on annual base salary, annual target cash incentive and annual equity grant (based on grant-date fair value) in the 2019 compensation packages for our Chief Financial Officer and Chief Human Resources Officer.

Highlights of Our 2019 Executive Compensation Program

During 2019, we continued to implement compensation practices and arrangements that reinforced our compensation philosophy. A summary of such compensation practices are set forth below:

•

Continuation of the SMIP, a pay-for-performance compensation structure for senior executives, which seeks to balance the percentage of compensation provided in the forms of base salary, annual cash incentives and long-term equity-based awards. The SMIP provides a competitive market-based compensation structure with direct alignment to shareholder interests that enables the Company to attract and retain key management talent.

•

Equity incentive awards were granted pursuant to the SMIP to align executive compensation with the long-term goal of enhancing shareholder value and to promote executive retention with the Company by granting annual equity awards that vest over three to four years. In 2019, the Company’s equity incentive award structure included (a) performance stock units that cliff vest following the end of the applicable three-year performance period based on achievement of three-year cumulative adjusted earnings per share targets and relative shareholder returns as compared with Russell 2000 Index, and (b) time-based restricted stock units that vest ratably over four years, subject to continued employment. The Company believes granting performance stock units further reinforces the performance emphasis within our compensation philosophy with regards to the NEOs. The NEOs are required to comply with stock ownership guidelines to retain certain amounts of shares granted to them which are designed to further drive long-term value creation and interests that align with those of the shareholders.

•

Cash incentives under to the SMIP are determined based on performance metrics, reflecting the Board’s belief that the Company’s growth and future success are dependent upon the achievement of financial results. For our NEOs, the metrics for the fiscal year 2019 included Company Adjusted EBITDA, Organic Revenue Growth, and NWC Ratio. The Company currently defines Company Adjusted EBITDA as operating income before deducting depreciation, amortization, non-cash stock-based compensation, restructuring, acquisition and divestiture related costs, foreign currency gains and losses, and other income or expenses not considered as part of our normal operating activities. The Company currently defines Organic Revenue Growth as revenue growth excluding the impact from business acquisitions, divestitures, product line discontinuation, and the effect of foreign currency translation. The Company currently defines NWC Ratio as Accounts Receivable plus Inventories minus Accounts Payable divided by Revenue. The respective Adjusted EBITDA, Organic Revenue Growth, and NWC Ratio target levels of performance are correlated with the Company’s annual revenue, income growth, and NWC objectives. See the “Executive Compensation Program Elements” section below for additional information about the performance metrics applicable to the 2019 cash incentive awards.

In addition to the compensation practices described above, the Company has agreed to certain compensation terms and conditions that are set forth in employment agreements with the NEOs. For a full description of the Company’s executive compensation program, please also see “Executive Compensation Program Elements.” For a description of the employment agreements, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments upon Termination or Change of Control”.

THE EXECUTIVE COMPENSATION DECISION MAKING PROCESS

Compensation Committee Members and Independence

The Compensation Committee is comprised of Messrs. Bershad, Lamel, and Romeo. None of the current members were, at any time, officers or employees of the Company or its subsidiaries. The Board has determined that each member of the Compensation Committee is an independent director under the applicable rules of Nasdaq.

Role of the Compensation Committee, Management and Outside Advisors

The Compensation Committee is responsible for designing, implementing and evaluating the Company’s executive compensation plans and policies. Among its responsibilities, the Compensation Committee:

•	Reviews the Compensation Committee Charter annually and amends it as appropriate;
•	Establishes the Company’s compensation philosophy and the framework for determining the compensation of the NEOs;
•	Reviews, evaluates and approves base salaries, cash-based incentives, long-term equity-based incentives and all other forms of compensation for the NEOs;
•	Evaluates the performance of the CEO and receives performance evaluations of the other named executives as reported by the CEO, which will impact the following year’s compensation decisions;
•

Reviews and approves the performance objectives, including the target financial objectives for both cash-based incentives and performance based stock awards, applicable to each of the named executive officers;

•	Certifies performance at the end of each year and approves annual cash incentive payouts; and
•	Certifies performance and vesting at the end of each three-year performance period for the performance stock unit awards.

In performing the responsibilities above, the Compensation Committee receives advice and input, as applicable, from the Board of Directors, the CEO, members of management, outside consultants, human resources representatives and the Company’s outside legal counsel on compensation issues and regarding general compensation policies, including the appropriate level and mix of the compensation for executive officers.

The Compensation Committee meets in executive sessions and, where appropriate, with members of management, including the CEO and Chief Human Resources Officer, outside consultants, and the Company’s outside legal counsel. Although the CEO is generally present during the non-executive sessions of the Compensation Committee meetings and provides input to the Compensation Committee with regard to his direct reports, the Compensation Committee makes all decisions with regard to CEO compensation in executive sessions and the CEO has no vote in the actual approval of compensation for any executive officer.

Pursuant to its charter, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee, to the extent consistent with the Company’s Articles of Continuance, Bylaws, Corporate Governance Guidelines, applicable law and Nasdaq rules, except that it may not delegate its responsibilities for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with the grandfather provisions of Section 162(m) of the Internal Revenue Code (“the Code”), by virtue of being approved by a committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

Executive Compensation and Comparable Company Data

Generally, the Compensation Committee reviews each named executive officer’s total compensation each year and, in connection therewith, considers market data for similar positions at other public companies and other relevant sources. The Compensation Committee may retain the services of advisors and has the budgetary authority to hire such advisors as it deems necessary for its compensation review. In 2019, the Compensation Committee worked directly with Pearl Meyer to design the fiscal year 2019 executive compensation plans. Pearl Meyer, helped the Compensation Committee assess whether the total compensation paid to the named executive officers is fair, reasonable and competitive. The Company has assessed the independence of Pearl Meyer and its representatives and has determined that no conflicts of interest exist. In order to avoid any conflict of interest, Pearl Meyer did not provide other consulting services to the Company during 2019.

Generally, the types of compensation and benefits provided to the named executive officers are intended to be similar to those provided to executive officers at other public companies. While the Compensation Committee does not believe it is appropriate to set executive compensation levels based exclusively on compensation surveys and comparable company data, the Compensation Committee uses publicly available surveys and comparable company data as tools for internally assessing whether the Company’s executive compensation program is, in the aggregate, reasonable in scope, market-competitive, and consistent from year to year.

In early 2019, Pearl Meyer was asked to develop a compensation report that identifies market-based compensation structures, pay practices and rates of compensation for targeted positions at the Company as compared to the Company’s peer group. The peer group is selected based on relevant factors, including industry, fiscal year or trailing twelve-month revenue, market capitalization, total shareholder return and EBITDA. The peer group used in this compensation report prepared by Pearl Meyer in January 2019, which was used in establishing the 2019 compensation of our NEOs, was comprised of the following companies:

•Advanced Energy Industries, Inc.	•FARO Technologies Inc.
•AngioDynamics, Inc.	•Globus Medial, Inc.
•Brooks Automation, Inc.	•II-VI Inc.
•Cantel Medical Group	•IPG Photonics Corporation
•Cognex Corporation	•Masimo Corporation
•Coherent Inc.	•Mercury System, Inc.
•CONMED Corporation	•Merit Medical Systems, Inc.
•CTS Corporation	•OSI Systems, Inc.

Pearl Meyer also provided compensation data from market survey data published by third parties regarding companies outside of the peer group, for use as a general indicator of relevant market conditions and pay practices and as a broader reference point.

Outside of survey and peer group information, other important factors that drive compensation decisions include individual qualifications and expertise, responsibilities, particular industry and market conditions, complexity of position and specific market factors in the locations in which the NEOs are employed. The Compensation Committee also considers the performance of the Company’s named executive officers, the individual’s historical compensation and any retention concerns, and the CEO’s recommendations (in the case of named executive officers other than the CEO) before determining the compensation arrangement for each of them.

Shareholder Say-On-Pay Vote

At the 2019 annual meeting of shareholders, the Company provided the shareholders with the opportunity to cast an annual advisory vote to approve the Company’s executive compensation. Over 99% of the votes cast on the “2019 say-on-pay vote” were voted in favor of the proposal. We have considered the 2019 say-on-pay vote and we believe that the overwhelming support of our shareholders for 2019 say-on-pay vote indicates that our shareholders are generally supportive of our approach to executive compensation. The Company considered the outcome of the say-on-pay votes when making compensation decisions regarding its named executive officers for 2020, and plans to continue to consider input from shareholders in future years. The following chart presents the voting results for the say-on-pay for the last three years:

Executive Compensation Program Elements

Executive compensation at the Company includes base salary, short-term cash incentives, long-term equity-based incentives, employee benefits and, in certain situations, severance and other compensation. These elements (and the amounts of compensation and benefits thereunder) were selected because the Compensation Committee believes they are necessary to help us attract and retain executive talent which is fundamental to our success. The elements of compensation may vary among executives based on the Compensation Committee’s determination as to what is appropriate under the policies set forth above. Below is a summary of the current executive compensation programs as they relate to our named executive officers.

Base Salary

Base salary levels for the named executive officers are generally determined based on the Compensation Committee’s evaluation of the named executive officer’s position, experience, qualifications, prior employment (including historical compensation), current and individual performance, industry knowledge, quality of leadership, scope of responsibilities (including potential growth in responsibilities), internal pay equity, tax deductibility, cost of living, and competitive external market data (which includes peer group information as described above). No specific weighting is applied to the factors. Generally, the Compensation Committee refers to the median of the relevant competitive market for the position as part of the base salary evaluation, but any individual named executive officer may have a base salary above or below the median of the market. The Compensation Committee’s philosophy is that base salaries are the minimum payment for satisfactory performance and should meet the objective of attracting and retaining the executive talent needed to run a complex business.

The annual base salaries for each of our named executive officers, effective on and after April 1, 2018 and March 31, 2019, respectively, are listed below:

	2018	2019
Mr. Glastra	$600,000	$650,004
Mr. Buckley	$419,956	$434,655
Mr. Young	$281,735	$291,596

Short Term Cash Incentives

In 2019, the SMIP included cash incentives that were designed to motivate and reward the Company’s key management team members for driving short-term performance within their respective organizations and across the Company. The cash incentives pursuant to the SMIP are earned annually based on achievement against Adjusted EBITDA, Organic Revenue Growth, and NWC Ratio targets (the “Financial Objectives”). The weighting of the Financial Objectives for the named executive officers is 80% of target cash incentive based on Adjusted EBITDA, 20% based on Organic Revenue Growth, and a NWC Ratio multiplier that can increase or decrease by up to 10% of the aggregate cash incentive amount based on Adjusted EBITDA and Organic Revenue Growth but cannot cause the total bonus to exceed a 200% maximum payout. The target level of the Financial Objectives (provided below) is correlated with the Company’s annual growth objectives. Although the target financial metrics for cash incentives are intended to be achievable, a maximum bonus payout would require very high levels of performance. Actual performance against the Financial Objectives must be within an established range of the target to result in any payout for the respective Financial Objectives, as described in more detail below.

Each of the named executive officers has an established bonus incentive target, which is based on a percentage of current annual base salary. Pursuant to the SMIP, the target bonus would be payable upon 100% achievement of each of the applicable Financial Objectives. The table below summarizes the cash incentive for each named executive officer under the SMIP, including the annual target as a percentage of base salary and the annual bonus target in dollars.

	Cash Incentive Annual Target (% of base salary)	Cash Incentive Annual Target	Cash Incentive Minimum Payout ($)	Cash Incentive Maximum Payout
Mr. Glastra	100%	$650,004	—	$1,300,008
Mr. Buckley	75%	$325,991	—	$651,982
Mr. Young	60%	$174,958	—	$349,915

The following chart shows the weightings of each of the performance metrics under the SMIP for the named executive officers.

	Adjusted EBITDA Objective	Organic Revenue Growth Objective	NWC Ratio Multiplier	Total Annual Financial Objectives
Participants	80%	20%	0%	100%

The cash incentives are eligible to be earned annually. Payouts for all named executive officers are calculated as the achievement against the respective Financial Objectives multiplied by the target bonus percentages and the base salary for the applicable period for each participant. The cash incentives earned in the current year are paid in March of the following year.

Amounts earned based on the Financial Objectives will vary depending upon the level of achievement of the assigned Financial Objectives, and are calculated using payout curves. The threshold, target and maximum payouts pursuant to the respective Financial Objectives are presented below:

Fiscal Year 2019	Performance against Adjusted EBITDA Target	Payout for Respective Financial Objectives
Threshold	85% of performance target ($115.2 million)	50% of target payout
Target	100% of performance target ($135.5 million)	100% of target payout
Maximum	115% or more of performance target ($155.8 million)	200% of target payout

Fiscal Year 2019	Performance against Organic Revenue Growth Target	Payout for Respective Financial Objectives
Threshold	60% of Organic Revenue Growth performance target (3.0%)	50% of target payout
Target	100% of Organic Revenue Growth performance target (5.0%)	100% of target payout
Maximum	140% or more of Organic Revenue Growth performance target (7.0%)	200% of target payout

Fiscal Year 2019	Performance against NWC Ratio	NWC Ratio Multiplier
Threshold	NWC Ratio of 22.5% of Revenue or more	-10% of performance payout
Target	NWC Ratio of 21.5% of Revenue	0% of performance payout
Maximum	NWC Ratio of 20.5% of Revenue or less	+10% of performance payout without causing the total payout to exceed 200% of target payout

The table below presents the actual cash incentives earned in 2019 under the SMIP for each of the named executive officers:

	Adjusted EBITDA and
	Organic Growth Rate	NWC Ratio
	Financial Objective	Multiplier	Total
Mr. Glastra (1)	$333,183	$(33,318)	$299,865
Mr. Buckley (1)	$167,098	$(16,710)	$150,388
Mr. Young (1)	$89,681	$(8,968)	$80,713

(1)

Cash incentives earned for 2019 was determined based on achievement of 89% of Adjusted EBITDA target, 14% of Organic Revenue Growth target, and 10% higher NWC Ratio against the target, resulting in a total payout of 46% of the target.

Equity-Based Compensation

The Company uses equity-based compensation to align executive compensation with long-term goals that enhance shareholder value and to promote executive retention with the Company by extending vesting periods over several years. Accordingly, the Company makes equity-based compensation a significant portion of compensation for the named executive officers, as demonstrated by the grants made to the named executive officers in 2019 under the SMIP.

Our annual grants of equity-based compensation are currently in the form of: (a) service-based restricted stock units that generally vest ratably over four years, subject to continued employment, and (b) performance stock units that cliff vest following the end of the applicable three-year performance period, subject to continued employment through the date of vesting and achievement of the applicable performance targets, with accelerated vesting under specific circumstances. The employment agreements for Mr. Glastra and Mr. Buckley mandate the minimum values of their annual equity grants.

The following table presents the equity grants awarded to the named executive officers in 2019:

	Performance Stock Units Awards (1)
	Threshold (#)	Target (#)	Maximum (#)	Restricted Stock Unit Awards (#) (2)	Grant Date Fair Value of Stock Awards
Mr. Glastra	6,114	24,457	48,914	10,481	$3,081,641
Mr. Buckley	2,038	8,152	16,304	3,494	$1,027,203
Mr. Young	815	3,261	6,522	1,398	$410,947

(1)

The 2019 performance stock units are scheduled to vest following the end of the applicable three-year performance period, which is defined as the period from January 1, 2019 through December 31, 2021, subject to continued employment through the date of vesting and achievement of the applicable performance targets and pro rata vesting in certain situations as described more fully in the “Potential Payments upon Termination or Change of Control” section below. Fifty percent (50%) of the performance stock units shall vest based on the relative performance of, or the “spread” between, the total shareholder return (“TSR”) on the Company’s common stock as compared to the total shareholder return on Russell 2000 Index (“Index TSR”) measured at the end of the three-year performance period from January 1, 2019 through December 31, 2021. These performance stock units are also referred to as TSR performance-based restricted stock units (“TSR-PSUs”). The remaining fifty percent (50%) of the performance stock units shall vest based on the actual cumulative adjusted diluted earnings per share (“Adjusted EPS”) of the Company over the three-year performance period from January 1, 2019 through December 31, 2021 as compared to the performance target. These performance stock units are also referred to as Adjusted EPS performance-based restricted stock units (“EPS-PSUs”). Adjusted EPS is defined by the Company as diluted earnings per share as determined in accordance with accounting principles generally accepted in the United States (“GAAP”), adjusted to exclude the effects of: (1) amortization of intangible assets, (2) restructuring, divestiture and other costs, (3) acquisition related costs, (4) acquisition fair value adjustments, (5) foreign currency gains or losses, (6) gain on acquisition of business, (7) non-controlling interest redemption value adjustments, and (8) the tax effect of the foregoing non-GAAP adjustments and other non-GAAP tax adjustments. The vesting of the TSR-PSUs will be between 0% and 200% of the shares awarded and measured as the target number of shares multiplied by two times the spread between the net change in the average closing stock prices of Novanta common stock over the twenty trading-day period immediately preceding December 31, 2018 and December 31, 2021, respectively, and the net change in the Index TSR for the same respective periods, with linear interpolation between the threshold and the target and between the target and the maximum, provided that, in the event the total shareholder return is less than zero for both Novanta common stock and the Russell 200 Index TSR, the number of shares upon vesting will not exceed 100%. The vesting of the EPS-PSUs will be between 0% and 200% of the shares awarded and measured as the target number of shares multiplied by the relative achievement of the Company’s three-year cumulative Adjusted EPS as compared to the three-year cumulative Adjusted EPS target (the “Cumulative Adjusted EPS Target”). The Cumulative Adjusted EPS Target is established based on specific compound annual growth rate (CAGR) in Adjusted EPS for the three-year performance period ending December 31, 2021.  A target vesting with respect to EPS-PSUs results in the issuance of a number of shares equal to 100% of the number of EPS-PSUs and is based on achieving the 100% of the Cumulative Adjusted EPS Target for the three-year performance period ending December 31, 2021. A threshold vesting with respect to EPS-PSUs results in the issuance of a number of shares equal to 50% of the number of EPS-PSUs and is based on achieving 50% of the Cumulative Adjusted EPS Target.  A maximum vesting with respect to EPS-PSUs results in the issuance of a number of shares equal to 200% of the number of EPS-PSUs and is based on achieving 200% of Cumulative Adjusted EPS Target for the three-year performance period ending December 31, 2021.

(2)

The 2019 restricted stock units vest one-fourth annually on each of the first, second, third and fourth anniversaries of the date of grant and are subject to accelerated vesting in certain situations as described more fully in the “Potential Payments upon Termination or Change of Control” section below.

(3)

The valuation for the TSR-PSU awards is determined using the Monte Carlo valuation model based on the relative historical performance of the Company’s common stock and the Russell 2000 Index as of December 31, 2018. The valuation for the EPS-PSU awards is based on the stock price of the Company on the date of grant.

Employee Benefits and Other Compensation

In addition to the elements of compensation discussed above, the Company offers the named executive officers contributions towards health and dental insurance premiums consistent with the Company’s contribution levels offered to all other employees of the Company. The Company does not offer a deferred compensation program, nor does it offer retirement benefits other than a 401(k) defined contribution plan. This plan provides for Company matching contributions of 100% of the first four percent of compensation and 50% of the next two percent of compensation up to the maximum amount allowed under the Code.

The Company provides life and disability insurance benefits to the named executive officers in excess of those available to all other employees after considering the market data for similar positions of other public companies. The life and disability insurance benefits are provided to assist with the retention of the named executive officers.  The cost of such life and disability insurance benefits for Messrs. Glastra, Buckley and Young in 2019 equaled $19,623, $8,689 and $7,336, respectively.

Severance and Change of Control Benefits

The Company has certain obligations to its named executive officers in specified circumstances, including termination of employment or a change of control of Novanta Inc., pursuant to the terms of individualized employment agreements. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the employment agreements and “Potential Payments upon Termination or Change of Control” for a description of the severance and change in control obligations in such agreements.

Clawback Policy

In the event of a material restatement of the Company’s financial results, other than a restatement due to changes in accounting principles or applicable law or interpretations thereof, the Compensation Committee will review the facts and circumstances that led to the requirement for restatement and seek reimbursement or recoupment from an executive officer, net of taxes, of any bonus or other incentive compensation, if and to the extent: a) the amount of the incentive compensation was calculated based wholly or in part upon the achievement of certain financial results or measures that were subsequently the subject of an accounting or other restatement, b) the executive officer or the Company engaged in willful, fraudulent, intentional or grossly negligent misconduct that caused or partially caused the need for the restatement, and c) the amount of the incentive compensation for the executive officer that would have been granted, earned or vested had the financial results been properly reported would have been lower than the amount actually granted, earned or vested.

Stock Ownership Guidelines

We believe the named executive officers should have a significant equity interest in the Company. To promote equity ownership and further align the interests of named executive officers with those of the shareholders, the Company adopted share ownership guidelines for the named executive officers. The guidelines vary based upon the named executive officer’s position and are expressed as a multiple of their respective salary, as shown below. The name executive officers generally are expected to comply with these stock ownership guidelines within five years of becoming subject to these guidelines. All named executive officers are in compliance with these ownership guidelines.

Named Executive Officers	Salary Multiple Used to Determine Ownership Threshold	Guideline Value as of December 31, 2019
Chief Executive Officer	3.0x	$1,950,012
Chief Financial Officer	2.5x	$1,086,636
Chief Human Resources Officer	2.0x	$583,192

Tax and Accounting Implications

In 2019, the Company’s compensation programs were affected by each of the following:

•

Accounting for Stock-Based Compensation: The Company accounts for stock-based compensation in accordance with the requirements of Accounting Standards Codification (“ASC”) 718, “Stock Compensation.” The Company also takes into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

•

Section 162(m) of the Code: Section 162(m) of the Code generally limits, for U.S. corporate income tax purposes, the annual tax deductibility of compensation paid to certain current and former executive officers to $1 million, subject to a transition rule for written binding contracts in effect on November 2, 2017, and not materially modified after that date. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), Section 162(m) included an exception for compensation deemed “performance-based”. Pursuant to the Tax Reform Act, the exception for “performance-based” compensation has been repealed, effective for tax years beginning after December 31, 2017 and, therefore, compensation previously intended to be “performance-based” may not be deductible unless it qualifies for the transition rule. Due to uncertainties in the applications of Section 162(m) and the Tax Reform Act, there is no guarantee that compensation intended to satisfy the requirements for deduction will not be challenged or disallowed by the IRS.   Furthermore, although the Company believes that tax deductibility of executive compensation is an important consideration, the Compensation Committee in its judgement may, nevertheless, authorize compensation payments that are not fully tax deductible, and/or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis”, and based on such review and discussions, has recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this management proxy circular.

Mr. Stephen W. Bershad (Chairperson)

Mr. Ira J. Lamel

Mr. Dominic A. Romeo

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation earned by each of the Company’s named executive officers during the fiscal years ended December 31, 2019, 2018 and 2017. The Company’s named executive officers consisted of: (i) the individual who served as the Chief Executive Officer (Matthijs Glastra), (ii) the individual who served as the Chief Financial Officer (Robert J. Buckley), and (iii) the individual who served as Chief Human Resources Officer (Brian S. Young).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Matthijs Glastra	2019	640,204	—	3,081,641	299,865	37,213	4,058,923
Chief Executive Officer	2018	581,069	—	2,493,358	889,594	20,592	3,984,613
	2017	511,254	—	2,076,144	1,030,002	12,099	3,629,499

Robert J. Buckley	2019	432,714	—	1,027,203	150,388	27,175	1,637,480
Chief Financial Officer	2018	418,518	—	853,284	466,987	14,328	1,753,117
	2017	404,279	—	764,900	611,586	11,168	1,791,933

Brian S. Young	2019	290,294	—	410,947	80,713	24,463	806,417
Chief Human Resources Officer	2018	280,440	—	387,882	208,858	11,049	888,229
	2017	268,358	—	355,142	272,208	8,985	904,693

(1)

Amounts shown do not reflect compensation actually received. Rather, amounts shown represent the aggregate grant date fair value of these awards determined in accordance with ASC 718 (disregarding any reduction in such value due to any estimate of forfeitures related to service-based vesting conditions). Under ASC 718, compensation expense with respect to stock awards is generally recognized in the consolidated financial statements over the vesting periods applicable to the awards.

(2)	Amounts shown for each year consist of cash incentives earned under the SMIP plan as of the end of the year but paid in the subsequent year.
(3)	Amounts in 2019 include the following:
	Mr. Glastra ($)	Mr. Buckley ($)	Mr. Young ($)
Defined Contribution Plan Company Match	$13,254	$14,000	$12,610
Life Insurance	9,018	4,051	5,383
Disability Insurance	10,605	4,638	1,953
Executive Physical	4,336	4,486	4,517
	$37,213	$27,175	$24,463

Grants of Plan-Based Awards Table

The following table sets forth information regarding all plan-based awards granted to the Company’s named executive officers during the year ended December 31, 2019.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)
Matthijs Glastra	Cash Incentive		$325,002	$650,004	$1,300,008
	EPS-PSUs	2/21/2019				6,114	12,228	24,456		$944,368
	TSR-PSUs	2/21/2019				—	12,229	24,458		$1,327,825
	RSUs	2/21/2019							10,481	$809,448
Robert J. Buckley	Cash Incentive		$162,995	$325,991	$651,982
	EPS-PSUs	2/21/2019				2,038	4,076	8,152		$314,789
	TSR-PSUs	2/21/2019				—	4,076	8,152		$442,572
	RSUs	2/21/2019							3,494	$269,842
Brian S. Young	Cash Incentive		$87,479	$174,958	$349,915
	EPS-PSUs	2/21/2019				815	1,630	3,260		$125,885
	TSR-PSUs	2/21/2019				—	1,631	3,262		$177,094
	RSUs	2/21/2019							1,398	$107,968

(1)

Amounts shown in these columns reflect aggregate threshold, target and maximum payout levels for cash incentives under the SMIP. Pursuant to the SMIP, each participating named executive officer has an established target bonus which is based on a percentage of the respective named executive officer’s base salary. A target payout assumes a 100% payout of the target bonus based on 100% achievement of the respective Financial Objectives under the SMIP. A threshold payout assumes 50% payout for attaining the minimum performance targets of 85% of Adjusted EBITDA target, 60% of the Organic Revenue Growth target and the target NWC Ratio of 21.5% of revenue. A maximum payout assumes a 200% payout for achievement of 115% or more of adjusted EBITDA target, 140% or more of the Organic Revenue Growth target, and the target NWC Ratio of 21.5% of Revenue or lower for the fiscal year 2019. See the section entitled “Compensation Discussion and Analysis” for further detail of the Financial Objectives and amounts earned. The actual amount earned is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)

Amounts shown in these columns reflect threshold, target and maximum vesting levels of the performance stock units. The grant date fair value of these units was based on the target number of shares that might be earned. These performance stock units cliff-vest following the end of the applicable three-year performance period, subject to continued employment on the date of vesting and achievement of the applicable performance thresholds, subject to accelerated vesting under specified circumstances. Further information regarding accelerated vesting is provided in the section entitled “Potential Payments upon Termination or Change of Control”.

(3)

The number of shares in this column represents restricted stock units granted in 2019. The restricted stock units vest one-fourth annually on each of the first, second, third, and fourth anniversaries of the date of grant, subject to continued employment on the date of vesting and accelerated vesting under specified circumstances. Further information regarding accelerated vesting is provided in the section entitled “Potential Payments upon Termination or Change of Control.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The material terms of the equity and non-equity incentive plan compensation disclosed in the Summary Compensation Table and the 2019 Grants of Plan-Based Awards Table are discussed above under the heading “Compensation Discussion and Analysis”, as well as in the footnotes to the applicable tables. Certain other elements of the named executive officers’ compensation are provided for in their employment agreements, described below.

Matthijs Glastra

In connection with Mr. Glastra’s appointment as the Company’s Chief Executive Officer in 2016, the Company and Mr. Glastra entered into an employment agreement, which was then subsequently amended and restated on April 21, 2017 (the “Amended and Restated CEO Employment Agreement”). The initial term of Mr. Glastra’s employment as the Chief Executive Officer under the Amended and Restated CEO Employment Agreement was a three-year period ending on July 27, 2019, which has been extended annually pursuant to an “evergreen” provision providing for automatic extensions for successive one-year periods absent prior notice of non-renewal from either the Company or Mr. Glastra.

Pursuant to the Amended and Restated CEO Employment Agreement, Mr. Glastra is entitled to a base salary of at least $515,000 per year and, beginning with respect to fiscal year 2017, an annual performance-based cash incentive with a target bonus opportunity of at least 100% of his annual base salary. Mr. Glastra is entitled to receive an annual equity award (the “Annual Equity Awards”) with a grant date fair value equal to 200% of his base salary or, at the discretion of the Board or the Compensation Committee, a higher amount as determined by market based benchmarks.

Additional discussion of Mr. Glastra’s compensation and certain termination benefits pursuant to the Amended and Restated CEO Employment Agreement is provided in sections entitled “Executive Compensation Program Elements” and “Potential Payments upon Termination or Change of Control.”

Robert J. Buckley

In 2011, the Company and Mr. Buckley entered into an employment agreement providing for the employment of Mr. Buckley in an advisory capacity prior to March 31, 2011 and as the Company’s Chief Financial Officer beginning on March 31, 2011. On April 21, 2017, the Company entered into an amended and restated employment agreement (the “Amended and Restated CFO Employment Agreement”) extending the term of Mr. Buckley’s employment through February 22, 2018, which term has been extended pursuant to an “evergreen” provision providing for automatic extensions for successive one-year periods thereafter unless either the Company or Mr. Buckley gives 90 days’ notice of non-extension to the other party. Pursuant to the Amended and Restated CFO Employment Agreement, Mr. Buckley is entitled to a base salary of at least $407,724 per year, an annual performance-based cash incentive opportunity with a minimum target of 75% of his annual base salary and an annual equity compensation award with a grant date fair value equal to 150% of his annual base salary or, at the discretion of the Board or the Compensation Committee, a higher amount as determined by market based benchmarks. Since the commencement of Mr. Buckley’s employment in 2011, the Compensation Committee has reviewed and adjusted Mr. Buckley’s compensation on an annual basis. The Amended and Restated CFO Employment Agreement also provides that the Company will provide Mr. Buckley with term life insurance in a face amount equal to 400% of his annual base salary, subject to certain limitations.

Pursuant to an amendment to the CFO Employment Agreement in July 2016, Mr. Buckley agreed that he would comply with any clawback or similar policy that the Company adopted in connection with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Prior to this amendment, Mr. Buckley had no such obligation to abide by the restrictions of a clawback policy. Additional discussion of the clawback policy adopted by the Company, which also covers Mr. Glastra and Mr. Young, is provided in the section entitled “Executive Compensation Program Elements – Clawback Policy.”

Additional discussion of Mr. Buckley’s compensation and certain termination benefits pursuant to the Amended and Restated CFO Employment Agreement is provided in sections entitled “Executive Compensation Program Elements” and “Potential Payments upon Termination or Change of Control.”

Brian S. Young

On March 9, 2015, the Company and Mr. Young entered into an offer letter, which was then superseded by an employment agreement dated April 21, 2017 (the “Young Employment Agreement”). The Young Employment Agreement provides that Mr. Young will continue to serve as the Chief Human Resources Officer of the Company through December 8, 2017, which term has been extended pursuant to an “evergreen” provision providing for automatic extensions for successive one-year periods thereafter absent prior notice of non-renewal from either the Company or Mr. Young. Pursuant to the Young Employment Agreement, Mr. Young is entitled to a base salary of at least $272,208 per year, an annual performance-based cash incentive opportunity with a minimum target of 50% of his annual base salary and an annual equity compensation award as determined by the Board or the Compensation Committee in its discretion (such annual equity awards, collectively, the “Young Annual Equity Awards”). Since the commencement of Mr. Young’s employment in 2015, the Compensation Committee has reviewed and adjusted Mr. Young’s compensation on an annual basis.

Additional discussion of Mr. Young’s compensation and certain termination benefits pursuant to the Young Employment Agreement is provided in sections entitled “Executive Compensation Program Elements” and “Potential Payments upon Termination or Change of Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each of the Company’s named executive officers regarding stock awards that had not yet vested, or in the case of stock options, had vested but not yet been exercised, as of December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Matthijs Glastra	3/30/2016	12,633	—	$14.13	3/30/2026
	8/2/2016					80,000 (2)	$7,075,200
	2/28/2017					19,548 (3)	$1,728,825
	2/28/2017							78,190 (4)	$6,915,124
	2/22/2018					9,402 (5)	$831,513
	2/22/2018							29,248 (6)	$2,586,693
	2/21/2019					10,481 (7)	$926,940
	2/21/2019							24,457 (8)	$2,162,977
Robert J. Buckley	3/30/2016	43,911	—	$14.13	3/30/2026
	8/2/2016					80,000 (2)	$7,075,200
	2/28/2017					7,202 (3)	$636,945
	2/28/2017							28,808 (4)	$2,547,780
	2/22/2018					3,218 (5)	$284,600
	2/22/2018							10,009 (6)	$885,196
	2/21/2019					3,494 (7)	$309,009
	2/21/2019							8,152 (8)	$720,963
Brian S. Young	3/30/2016	16,221	—	$14.13	3/30/2026
	8/2/2016					30,000 (2)	$2,653,200
	2/28/2017					3,344 (3)	$295,743
	2/28/2017							13,376 (4)	$1,182,973
	2/22/2018					1,463 (5)	$129,388
	2/22/2018							4,550 (6)	$402,402
	2/21/2019					1,398 (7)	$123,639
	2/21/2019							3,261 (8)	$288,403

(1)	Represents the product of the number of stock awards and $88.44, the closing market price of the Company’s common stock quoted on the Nasdaq Global Select Market as of December 31, 2019.
(2)

Represents time-based promotion/retention restricted stock units granted on August 2, 2016. Each unit represents the right to receive one share of common stock upon vesting. These units were scheduled to cliff vest on August 2, 2021, subject to continued employment on the date of vesting and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(3)

Represents time-based restricted stock units granted on February 28, 2017. Each restricted stock unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest in two equal installments on February 28, 2020 and February 28, 2021, respectively, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(4)

Represents performance stock units granted on February 28, 2017. Each unit represents the right to receive up to two shares of common stock upon vesting. These performance stock units vested on January 1, 2020 at 200% based on (i) TSR formula measured at the end of a three-year performance period against Russell 2000 Index for 50% of the awards, and (ii) actual three-year cumulative Adjusted EPS for the performance period in relation to the performance target for the remaining 50% of the awards.

(5)

Represents time-based restricted stock units granted on February 22, 2018. Each unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest in three equal installments on February 22, 2020, February 22, 2021, and February 22, 2022, respectively, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(6)

Represents performance stock units granted on February 22, 2018. Each unit represents the right to receive up to two shares of common stock upon vesting. These units were scheduled to vest on January 1, 2021. The ultimate number of shares to be issued upon vesting shall be calculated based on (i) TSR formula measured at the end of a three-year performance period against Russell 2000 Index for 50% of the awards, and (ii) actual three-year cumulative Adjusted EPS for the performance period in relation to the performance target for the remaining 50% of the awards, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(7)

Represents time-based restricted stock units granted on February 21, 2019. Each unit represents the right to receive one share of common stock upon vesting. These units were scheduled to vest in four equal installments on February 21, 2020, February 21, 2021, February 21, 2022 and February 21, 2023, respectively, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

(8)

Represents performance stock units granted on February 21, 2019. Each unit represents the right to receive up to two shares of common stock upon vesting. These units were scheduled to vest on January 1, 2022. The ultimate number of shares to be issued upon vesting shall be calculated based on (i) TSR formula measured at the end of a three-year performance period against Russell 2000 Index for 50% of the awards, and (ii) actual three-year cumulative Adjusted EPS for the performance period in relation to the performance target for the remaining 50% of the awards, subject to continued employment on the date of vesting, and accelerated vesting under specified circumstances as described under “Potential Payments upon Termination or Change of Control.”

Options Exercised and Stock Vested

The following table sets forth information regarding stock options that were exercised and restricted stock unit awards that vested, respectively, for the Company’s named executive officers during the year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Matthijs Glastra	30,100	$2,380,452	40,041	$3,191,459
Robert J. Buckley			32,554	$2,584,080
Brian S. Young			12,458	$989,625

(1)

Value realized on exercise is computed by multiplying the number of shares of stock options exercised by the price difference between the exercise price and the closing market price of the Company’s common stock on the applicable exercise date.

(2)

Value realized on vesting is computed by multiplying the number of shares of restricted stock units vested by the closing market price of the Company’s common stock on the applicable vesting date (or the last business day immediately prior thereto if the vesting date is a public holiday in the U.S.).

Potential Payments upon Termination or Change of Control

The following table sets forth estimated compensation that the Company would be obligated to provide to each of the Company’s named executive officers upon termination of employment or change of control pursuant to the terms of individualized employment agreements or other contractual obligations. Further information regarding these agreements or other obligations is provided immediately following the table. Other than these agreements and obligations, there are no other plans or other contractual obligations triggered upon termination of employment or change of control related to the Company’s named executive officers. The amounts reflected in the following table assume that the termination of employment and/or, if applicable, change of control occurred on December 31, 2019. Further, the amounts do not reflect any reductions as a result of any Section 280G “cutback” that may apply to Messrs. Glastra, Buckley, or Young.

Name	Event	Salary ($)	Bonus ($)	Vesting of Outstanding Stock ($)	Health Insurance Benefits ($)	Total ($)
Matthijs Glastra	Termination without cause or by employee for good reason	$975,006 (1) (18 months salary)	$1,274,871 (2)	$ 15,219,640 (5) (Prorated vesting of unvested awards)	$27,220 (18 months coverage)	$17,496,737
	Termination by the Company without cause or by employee for good reason, within 12 months following a change of control	$1,300,008 (1) (24 months salary)	$1,599,873 (3)	$ 22,406,186 (6) (Immediate vesting of unvested awards, including PSUs)	$36,294 (24 months coverage)	$25,342,361
	Termination due to death or by the Company due to disability	—	$299,865 (4)	$ 22,227,271 (7) (Immediate vesting of unvested awards, including PSUs)	—	$22,527,136
	Change of control	—	—	$ 7,075,200 (8) (Immediate vesting of unvested 2016 RSUs awards)	—	$7,075,200
Robert J. Buckley	Termination without cause or by employee for good reason	$651,982 (1) (18 months salary)	$639,375 (2)	$ 8,576,823 (9) (Prorated vesting of unvested awards)	$27,570 (18 months coverage)	$9,895,750
	Termination without cause or by employee for good reason, within 12 months following a change of control	$869,309 (1) (24 months salary in a lump sum)	$802,370 (3)	$ 12,470,128 (10) (Immediate vesting of unvested awards, including PSUs)	$36,760 (24 months coverage)	$14,178,567
	Termination due to death or by the Company due to disability	—	$150,388 (4)	$ 12,459,693 (11) (Immediate vesting of unvested awards, including PSUs)	—	$12,610,081
	Change of control	—	—	$ 7,075,200 (12) (Immediate vesting of unvested 2016 RSUs awards)	—	$7,075,200
Brian S. Young	Termination without cause or by employee for good reason	$437,394 (1) (18 months salary)	$343,150 (2)	$ 3,526,810 (13) (Prorated vesting of unvested awards)	$29,521 (18 months coverage)	$4,336,875
	Termination without cause or by employee for good reason, within 12 months following a change of control	$583,192 (1) (24 months salary)	$430,628 (3)	$ 5,063,103 (14) (Immediate vesting of unvested awards, including PSUs)	$39,361 (24 months coverage)	$6,116,284
	Termination due to death or by the Company due to disability	—	$80,713 (4)	$ 5,075,748 (15) (Immediate vesting of unvested awards, including PSUs)	—	$5,156,461
	Change of control	—	—	$ 2,653,200 (16) (Immediate vesting of unvested 2016 RSUs awards)	—	$2,653,200

(1)	Based on the respective NEO’s annual base salary in effect as of December 31, 2019.
(2)

The amount represents the sum of (i) 150% of each officer’s target bonus for 2019 payable over eighteen months, and (ii) a pro rata portion of performance-based cash incentive based on actual Company performance in such year, to which they would have been entitled had they remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs. The pro rata portion is calculated by multiplying the bonus by the ratio of the number of days elapsed during the fiscal year to 365 days.

(3)

The amount represents the sum of (i) 200% of each officer’s target bonus for 2019 payable over twenty four months (except for Mr. Buckley, whose amount shall be payable in a lump sum), and (ii) a pro rata portion of performance-based cash incentive based on actual Company performance in such year, to which they would have been entitled had they remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs. The pro rata portion is calculated by multiplying the bonus by the ratio of the number of days elapsed during the fiscal year to 365 days.

(4)

The amount to be paid is equal to the product of: (i) the amount of bonus that would have been payable if the executive had remained employed through the first day of the fiscal year following the fiscal year in which the date of termination occurs based on actual Company performance in such year and (ii) the ratio of the number of days elapsed during the fiscal year in which such termination of employment occurs to 365 days. Amounts presented reflect the amounts earned in 2019 under the SMIP plan that remained unpaid as of December 31, 2019.

(5)

Represents the sum of (a) the prorated portion of the unvested 2017, 2018, and 2019 annual RSU grants (8,175, 2,675, and 2,245, respectively) and the Glastra Promotion RSUs (54,589) held by Mr. Glastra based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; and (b) a prorated portion of the shares subject to 2017 PSUs (78,114) (assuming maximum vesting per achievement of maximum performance for 2017 PSUs) and 2018 PSUs and 2019 PSUs (18,966 and 7,326, respectively) (assuming target performance) held by Mr. Glastra, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019. Target performance with respect to 2018 PSUs is referenced herein based on an assumption that the cumulative earnings per share for fiscal years 2018, 2019 and 2020 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2019 PSUs is referenced herein based on the assumption that the cumulative earnings per share for fiscal years 2019, 2020 and 2021 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

(6)

Represents the sum of (a) the outstanding number of unvested 2017, 2018 and 2019 annual RSU grants (19,548, 9,402 and 10,481, respectively) and the Glastra Promotion RSUs (80,000) held by Mr. Glastra, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; (b) the shares subject to the 2017, 2018, and 2019 EPS-PSUs held by Mr. Glastra (19,547, 14,624, and 12,228, respectively) (target vesting per the relevant employment agreement), multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; and (c) the shares subject to the 2017, 2018, and 2019 TSR-PSUs held by Mr. Glastra (39,096, 29,248 and 19,175, respectively) (200% vesting for 2017 and 2018 TSR-PSUs and 157% vesting for 2019 TSR-PSUs per the TSR Spread as of December 31, 2019), multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019.

(7)

Represents the sum of (a) the outstanding number of the unvested 2017, 2018 and 2019 annual RSU grants (19,548, 9,402 and 10,481, respectively) and the Glastra Promotion RSUs (80,000) held by Mr. Glastra, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; and (b) the shares subject to 2017 PSUs (78,190) (assuming maximum vesting per achievement of maximum performance for 2017 PSUs) and 2018 PSUs and 2019 PSUs (29,248 and 24,457, respectively) (assuming target performance) held by Mr. Glastra, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019. Target performance with respect to 2018 PSUs is referenced herein based on an assumption that the cumulative earnings per share for fiscal years 2018, 2019 and 2020 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2019 PSUs is referenced herein based on the assumption that the cumulative earnings per share for fiscal years 2019, 2020 and 2021 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

(8)

Represents the sum of the outstanding number of unvested shares of the Glastra Promotion RSUs (80,000) held by Mr. Glastra, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019.

(9)

Represents the sum of (a) the prorated portion of the unvested 2017, 2018 and 2019 annual RSU grants (3,012, 916 and 749, respectively) and the Buckley Retention RSUs (54,589) held by Mr. Buckley based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; and (b) a prorated portion of the shares subject to 2017 PSUs (28,780) (assuming maximum vesting per achievement of maximum performance for 2017 PSUs) and 2018 PSUs and 2019 PSUs (6,491 and 2,442, respectively) (assuming target performance) held by Mr. Buckley, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019. Target performance with respect to 2018 EPS-PSUs is referenced herein based on an assumption that the cumulative earnings per share for fiscal years 2018, 2019 and 2020 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2019 PSUs is referenced herein based on the assumption that the cumulative earnings per share for fiscal years 2019, 2020 and 2021 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

(10)

Represents the sum of (a) the outstanding number of the unvested 2017, 2018 and 2019 annual RSU grants (7,202, 3,218 and 3,494, respectively) and the Buckley Retention RSUs (80,000) held by Mr. Buckley, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; (b) the shares subject to the 2017, 2018, and 2019 EPS-PSUs held by Mr. Buckley (7,202, 5,004 and 4,076, respectively) (target vesting per the relevant employment agreement), multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; and (c) the shares subject to the 2017, 2018, and 2019 TSR-PSUs held by Mr. Buckley (14,404, 10,010, and 6,391, respectively) (200% vesting for 2017 and 2018 TSR-PSUs and 157% vesting for 2019 TSR-PSUs per the TSR Spread as of December 31, 2019), multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019.

(11)

Represents the sum of (a) the outstanding number of the unvested 2017, 2018 and 2019 annual RSU grants (7,202, 3,218 and 3,494, respectively) and the Buckley Retention RSUs (80,000) held by Mr. Buckley, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; and (b) the shares subject to 2017 PSUs (28,808) (assuming maximum vesting per achievement of maximum performance for 2017 PSUs) and 2018 PSUs and 2019 PSUs (10,009 and 8,152, respectively) (assuming target performance) held by Mr. Buckley, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019. Target performance with respect to 2018 EPS-PSUs is referenced herein based on an assumption that the cumulative earnings per share for fiscal years 2018, 2019 and 2020 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.  Target performance with respect to 2019 PSUs is referenced herein based on the assumption that the cumulative earnings per share for fiscal years 2019, 2020 and 2021 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

(12)

Represents the sum of the outstanding number of unvested shares of the Buckley Retention RSUs (80,000) held by Mr. Buckley, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019.

(13)

Represents the sum of (a) the prorated portion of the unvested 2017, 2018 and 2019 annual RSU grants (1,399, 417 and 300, respectively) and the Young Retention RSUs (20,471) held by Mr. Young based on the ratio of the number of days of employment during the applicable service-based vesting period to the total number of days of such service-based vesting period, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; and (b) a prorated portion of the shares subject to 2017 PSUs (13,364) (assuming maximum vesting per achievement of maximum performance for 2017 PSUs) and 2018 PSUs and 2019 PSUs (2,950 and 977, respectively) (assuming target performance) held by Mr. Young, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019. Target performance with respect to 2018 PSUs is referenced herein based on an assumption that the cumulative earnings per share for fiscal years 2018, 2019 and 2020 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2019 PSUs is referenced herein based on the assumption that the cumulative earnings per share for fiscal years 2019, 2020 and 2021 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

(14)

Represents the sum of (a) the outstanding number of unvested 2017, 2018 and 2019 annual RSU grants (3,344, 1,463 and 1,398, respectively) and the Young Retention RSUs (30,000) held by Mr. Young, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; (b) the shares subject to the 2017, 2018, and 2019 EPS-PSUs held by Mr. Young (3,344, 2,275 and 1,630 respectively) (target vesting per the relevant employment agreement), multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; and (c) the shares subject to the 2017, 2018, and 2019 TSR-PSUs held by Mr. Young (6,688, 4,550, and 2,556, respectively) (200% vesting for 2017 and 2018 TSR-PSUs and 157% vesting for 2019 TSR-PSUs per the TSR Spread as of December 31, 2019), multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019.

(15)

Represents the sum of (a) the outstanding number of the unvested 2017, 2018 and 2019 annual RSU grants (3,344, 1,463 and 1,398, respectively) and the Young Retention RSUs (30,000) held by Mr. Young, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019; and (b) the shares subject to 2017 PSUs (13,376) (assuming maximum vesting per achievement of maximum performance for 2017 PSUs) and 2018 PSUs and 2019 PSUs (4,550 and 3,261, respectively) (assuming target performance) held by Mr. Young, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019. Target performance with respect to 2018 PSUs is referenced herein based on an assumption that the cumulative earnings per share for fiscal years 2018, 2019 and 2020 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period. Target performance with respect to 2019 PSUs is referenced herein based on the assumption that the cumulative earnings per share for fiscal years 2019, 2020 and 2021 will equal the three-year cumulative target performance and the TSR for the Company will equal the TSR for Russell 2000 Index for the three-year performance period.

(16)

Represents the sum of the outstanding number of unvested shares of the Young Retention RSUs (30,000) held by Mr. Young, multiplied by $88.44, the closing market price of the Company’s common stock as of December 31, 2019.

Employment and Severance Agreements

Employment Agreement with Mr. Glastra

On April 21, 2017, the Company and Mr. Glastra entered into the CEO Employment Agreement. The initial term of the CEO Employment Agreement lasted through July 27, 2019, following which the term automatically renews for successive one-year periods, unless either party gives notice of non-extension no later than 90 days prior to the expiration of the then-applicable term. Pursuant to the terms of the Amended and Restated CEO Employment Agreement, the Company has certain obligations that become due in the event of termination or change of control.

Upon termination of Mr. Glastra’s employment for any reason, Mr. Glastra or Mr. Glastra’s estate is entitled to receive: (i) any portion of Mr. Glastra’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Glastra, and (iii) any amount arising from Mr. Glastra’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “CEO Accrued Amounts”).

If Mr. Glastra’s employment is terminated by the Company without Cause (as described below) or by Mr. Glastra for Good Reason (as described below), then in addition to the payment of the CEO Accrued Amounts, the Company will: (i) pay Mr. Glastra an amount equal to 150% (or, if such termination occurs within 12 months after a Change in Control, as defined in the CEO Employment Agreement, 200%) of the sum of his base salary and his target bonus opportunity in substantially equal installments for 18 months (or 24 months if such termination occurs within 12 months after a Change in Control) in accordance with the Company’s regular payroll practices; (ii) pay Mr. Glastra a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company; (iii) continue to provide Mr. Glastra and his eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Mr. Glastra as would have applied if his employment had not been terminated for up to 18 months (or, if such termination occurs within 12 months after a Change in Control, 24 months); (iv) cause a prorated portion of the Glastra Promotion RSUs (as defined in the CEO Employment Agreement) and a prorated portion of all annual equity awards granted to Mr. Glastra (the “CEO Annual Equity Awards”) subject to service-based vesting (which include his outstanding annual restricted stock units and stock options, if any) to become vested; and (v) cause a pro rata portion of any CEO Annual Equity Awards subject to performance-based vesting (which include his outstanding performance stock units) to continue to be eligible to become vested in accordance with their terms based on actual performance. Notwithstanding the foregoing, if such termination occurs while Mr. Glastra is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the Amended and Restated CEO Employment Agreement), the Company will cause the Glastra Promotion RSUs and all CEO Annual Equity Awards subject to service-based vesting to be fully vested and all CEO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance. Further, if such termination occurs within 12 months after a Change in Control, the Company will cause all unvested equity awards held by Mr. Glastra to become vested, deeming that the Company will attain “target” performance levels (or such higher performance level as expressly contemplated by the applicable award agreement in the event of such termination) for purposes of awards subject to performance-based vesting. For further discussion of the treatment of Mr. Glastra’s equity awards upon a Change in Control or certain terminations of employment following a Change in Control, see the section entitled “Equity Awards” below.

If Mr. Glastra’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the CEO Accrued Amounts, the Company will: (i) pay Mr. Glastra a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company, (ii) cause the Glastra Promotion RSUs, and all CEO Annual Equity Awards subject to service-based vesting, to become fully vested, and (iii) cause all CEO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Glastra is not entitled to any tax gross-up in the event that any payments due to him pursuant to the Amended and Restated CEO Employment Agreement or otherwise would be subject to an excise tax under Sections 280G and 4999 of the Code. Instead, Mr. Glastra is subject to a Section 280G “cutback” whereby any amounts subject to any such excise tax will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment amount to Mr. Glastra.

The severance payments and benefits provided for in the Amended and Restated CEO Employment Agreement are subject to Mr. Glastra’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant. No severance payments will be made and no acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Glastra cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Glastra’s execution of a release of claims against the Company.

For purposes of the Amended and Restated CEO Employment Agreement, “Cause” is generally defined as (a) his willful failure to substantially perform the duties (other than any such failure resulting from disability or any inability to engage in any substantial gainful activity that could reasonably be expected to result in disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (b) his willful failure to carry out or comply with, in any material respect, any lawful and reasonable directive of the Board of Directors of the Company not inconsistent with the terms of his employment agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure; (c) his commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; or (d) his unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing his duties and responsibilities under his employment agreement. For purpose of the Amended and Restated CEO Employment Agreement, “Good Reason” is generally defined as the occurrence of one or more of the following conditions without his consent: (a) a material diminution in his responsibilities, duties or authority or a material diminution in his title; (b) failure of the Company to make any material payment or provide any material benefit under his employment agreement; (c) the Company’s material breach of his employment agreement; or (d) a material relocation of his place of employment.

Employment Agreement with Mr. Buckley

On April 21, 2017, the Company and Mr. Buckley entered into the Amended and Restated CFO Employment Agreement, under which the term of Mr. Buckley’s employment continued through February 22, 2018, following which the term automatically renews for successive one-year periods, unless either party gives notice of non-extension no later than 90 days prior to the expiration of the then-applicable term. Pursuant to the terms of the Amended and Restated CFO Employment Agreement, there are certain obligations of the Company that become due in the event of termination or change of control. Upon termination of Mr. Buckley’s employment for any reason, Mr. Buckley or Mr. Buckley’s estate is entitled to receive: (i) any portion of Mr. Buckley’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Buckley, and (iii) any amount arising from Mr. Buckley’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “CFO Accrued Amounts”).

If Mr. Buckley’s employment is terminated by the Company without Cause (as described below) or by Mr. Buckley for Good Reason (as described below), then in addition to the payment of the CFO Accrued Amounts, the Company will: (i) pay Mr. Buckley an amount equal to 150% of the sum of his base salary and his target bonus opportunity in substantially equal installments for 18 months following termination in accordance with the Company’s regular payroll practices, provided that if such termination occurs within 12 months after a Change in Control (as defined in the Amended and Restated CFO Employment Agreement), then, in lieu of the foregoing amounts, the Company will pay Mr. Buckley a lump sum equal to 200% of the sum of his base salary and his target bonus opportunity; (ii) pay Mr. Buckley a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company; (iii) continue to provide Mr. Buckley and his eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Mr. Buckley as would have applied if his employment had not been terminated for up to 18 months (or, if such termination occurs within 12 months after a Change in Control, 24 months) following termination; (iv) cause the pro rata portion of the Retention RSUs (as defined in the Amended and Restated CFO Employment Agreement) and a prorated portion of all annual equity awards granted to Mr. Buckley (the “CFO Annual Equity Awards”) subject to service-based vesting (which include his outstanding annual restricted stock units and stock options, if any) to become vested; and (v) cause a pro rata portion of any CFO Annual Equity Awards subject to performance-based vesting (which include his outstanding performance stock units) to continue to be eligible to become vested in accordance with their terms based on actual performance. Notwithstanding the foregoing, if such termination occurs while Mr. Buckley is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the Amended and Restated CFO Employment Agreement), the Company will cause the Buckley Retention RSUs and all CFO Annual Equity Awards subject to service-based vesting to be fully vested and all CFO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance. Further, if such termination of employment occurs within 12 months after a Change in Control, the Company will cause all unvested equity awards held by Mr. Buckley to become vested, deeming that the Company will attain “target” performance levels (or such higher performance level as expressly contemplated by the applicable award agreement in the event of such termination) for purposes of awards subject to performance-based vesting. For further discussion of the treatment of Mr. Buckley’s equity awards upon a Change in Control or certain terminations of employment following a Change in Control, see the section entitled “Equity Awards” below.

If Mr. Buckley’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the CFO Accrued Amounts, the Company will: (i) pay Mr. Buckley a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company, (ii) cause the Buckley Retention RSUs, and all CFO Annual Equity Awards subject to service-based vesting, to become fully vested, and (iii) cause all CFO Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Buckley is not entitled to any tax gross-up in the event any payments due to him pursuant to the Amended and Restated CFO Employment Agreement or otherwise would be subject to an excise tax imposed by Section 280G and 4999 of the Code. Instead,

Mr. Buckley is subject to a Section 280G “cutback” whereby any amounts subject to any such excise tax will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment amount to Mr. Buckley.

The severance payments and benefits provided for in the Amended and Restated CFO Employment Agreement are subject to Mr. Buckley’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant. No severance payments will be made and no acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Buckley cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Buckley’s execution of a release of claims against the Company.

As used in the Amended and Restated CFO Employment Agreement, “Cause”, “Change in Control” and “Good Reason” have substantially the same meaning as used in the Amended and Restated CEO Employment Agreement.

Employment Agreement with Mr. Young

On April 21, 2017, the Company entered into the Young Employment Agreement, under which the term of Mr. Young’s employment was extended to December 8, 2017, with automatic extensions for successive one-year periods thereafter absent prior notice of non-renewal from either the Company or Mr. Young. Pursuant to the terms of the Young Employment Agreement, there are certain obligations of the Company that become due in the event of termination.

Upon termination of Mr. Young’s employment for any reason, Mr. Young or Mr. Young’s estate is entitled to receive: (i) any portion of Mr. Young’s annual base salary through the date of termination not theretofore paid, (ii) any business expenses owed to Mr. Young, and (iii) any amount arising from Mr. Young’s participation in, or benefits under, any employee benefit plans, programs or arrangements (together referred to as “Young Accrued Amounts”).

If Mr. Young’s employment is terminated by the Company without Cause (as described below) or by Mr. Young for Good Reason, then in addition to the payment of the Young Accrued Amounts, the Company will: (i) pay Mr. Young an amount equal to 150% (or, if such termination occurs within 12 months after a Change in Control, 200%) of the sum of his base salary and his target bonus opportunity in substantially equal installments for 18 months (or 24 months if such termination occurs within 12 months after a Change in Control, as defined in the Young Employment Agreement) in accordance with the Company’s regular payroll practices; (ii) pay Mr. Young a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company; (iii) continue to provide Mr. Young and his eligible dependents with coverage under the Company’s group health plans at the same levels and the same cost to Mr. Young as would have applied if his employment had not been terminated for up to 18 months (or, if such termination occurs within 12 months after a Change in Control, 24 months); (iv) cause a pro rata portion of the Retention RSUs (as defined in the Young Employment Agreement) and a prorated portion of all annual equity awards granted to Mr. Young (the “Young Annual Equity Awards”) subject to service-based vesting (which include his outstanding annual restricted stock units and stock options, if any) to become vested; and (v) cause a pro rata portion of any Young Annual Equity Awards subject to performance-based vesting (which include his outstanding performance stock units) to continue to be eligible to become vested in accordance with their terms based on actual performance. Notwithstanding the foregoing, if such termination occurs while Mr. Young is unable to engage in substantial gainful activity that may reasonably be expected to result in Disability (as defined in the Young Employment Agreement), the Company will cause the Retention RSUs and all Young Annual Equity Awards subject to service-based vesting to be fully vested and all Young Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance. Further, if such termination occurs within 12 months after a Change in Control, the Company will cause all unvested equity awards held by Mr. Young to become vested, deeming that the Company will attain “target” performance levels (or such higher performance level as expressly contemplated by the applicable award agreement in the event of such termination) for purposes of awards subject to performance-based vesting. For further discussion of the treatment of Mr. Young’s equity awards upon a Change in Control or certain terminations of employment following a Change in Control, see the section entitled “Equity Awards” below.

If Mr. Young’s employment is terminated due to death or by the Company due to Disability, then in addition to the payment of the Young Accrued Amounts, the Company will: (i) pay Mr. Young a pro rata portion of any performance-based cash incentive to which he would have been entitled had he remained employed by the Company, (ii) cause the Young Retention RSUs, and all Young Annual Equity Awards subject to service-based vesting, to become fully vested, and (iii) cause all Young Annual Equity Awards subject to performance-based vesting to continue to be eligible to become vested in accordance with their terms based on actual performance.

Mr. Young is not entitled to any tax gross-up in the event that any payments due to him pursuant to the Young Employment Agreement or otherwise would be subject to an excise tax under Sections 280G and 4999 of the Code. Instead, Mr. Young is subject to a Section 280G “cutback” whereby any amounts subject to any such excise tax will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment amount to Mr. Young.

The severance payments and benefits provided for in the Young Employment Agreement are subject to Mr. Young’s compliance with a non-competition and non-solicitation covenant through the date that is 18 months following termination and an indefinite confidentiality covenant. No severance payments will be made and no acceleration of vesting will occur following the date of any violation of any such covenants, unless Mr. Young cures such violation within 30 days of written notice thereof.

The severance payments and benefits are also subject to Mr. Young’s execution of a release of claims against the Company.

As used in the Young Employment Agreement, “Cause” and “Good Reason” have substantially the same meaning as used in the Amended and Restated CEO Employment Agreement.

Equity Awards

Restricted Stock Units

Pursuant to the restricted stock unit award agreements under the Company’s 2010 Incentive Award Plan (the “Equity Plan”), unvested 2016 restricted stock units (including the Glastra Promotion RSUs, the Buckley Retention RSUs and the Young Retention RSUs) held by the named executive officers on the date of a Change in Control (as defined in the Equity Plan) will vest upon such Change in Control, subject to the executive’s continued employment through the date of such Change in Control. Pursuant to the 2017 2018, and 2019 restricted stock unit award agreements, the unvested restricted stock units under such agreements held by the named executive officers on the date of a Change in Control that are not assumed or substituted by the successor entity will vest (or be exchanged for a cash payment) upon such Change in Control, subject to the executive’s continued employment through the date of such Change in Control. If the RSUs are assumed by the successor entity in a Change in Control, such assumed RSUs will remain unvested and will vest in accordance with their terms, subject to accelerated vesting upon a termination of employment without Cause or for Good Reason (as defined in the relevant employment agreement) within 12 months following a Change in Control.

Stock Options

Pursuant to the stock option agreements under the Equity Plan, all outstanding unvested stock options held by the named executive officers on the date of a Change in Control that are not assumed or substituted by the successor entity will vest (or be exchanged for a cash payment) upon such Change in Control, subject to the executive’s continued employment through the date of such Change in Control. If such stock options are assumed by the successor entity in a Change in Control, such assumed stock options will remain unvested and will vest in accordance with their terms, subject to accelerated vesting upon a termination of employment without Cause or for Good Reason (as defined in the relevant employment agreement) within 12 months following a Change in Control.

Performance Stock Units

Pursuant to the performance stock unit award agreements under the Equity Plan, all outstanding performance stock units held by the named executive officers will vest upon a termination of employment without Cause or for Good Reason (as defined in the relevant employment agreement) within 12 months following a Change in Control, subject to the terms of the named executive officer’s employment agreements. See the section entitled “Employment and Severance Agreements” above for more information.

CEO Pay Ratio

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. The Company identified the median employee by using a consistently applied compensation measure of “total gross compensation” for our employee population as of October 31, 2019, excluding our CEO. “Total gross compensation” includes regular earnings, overtime pay and overtime premium, equity compensation, commission, bonus and other cash incentive compensation, and allowances (car, housing, travel, meal, etc.) that are considered compensation. The Company did not make any assumptions, adjustments, or estimates with respect to total gross compensation, and did not annualize the compensation for any full-time employees that were not employed by the Company for the full year in 2019. The Company included all employees, whether employed on a full-time, part-time, or seasonal basis. As of October 31, 2019, our employee population consisted of approximately 2,280 individuals, with 41% of these individuals located in the United States, 49% located in Europe and 10% located in Asia. Using this methodology, the Company determined that our median employee was a full-time hourly employee working in the United States.

As illustrated in the table below, our CEO to median employee pay ratio is 83:1.

	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)	Ratio
CEO	$640,204	$-	$3,081,641	$-	$299,865	$37,213	$4,058,923	83
Median Employee	$46,310	$-	$-	$-	$-	$2,482	$48,792	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common shares for: (1) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company’s outstanding common shares; (2) each of the Company’s current directors and director nominee; (3) each of the Company’s current named executive officers; and (4) all current directors, director nominee, and executive officers of the Company as a group. The beneficial ownership of common shares with respect to our 5% shareholders is based on information available to the Company as of March 31, 2020, and with respect to our directors, director nominee, named executive officers and directors, director nominee, and executive officers as a group is as of March 31, 2020.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable community property laws. All rights to acquire common shares within 60 days of March 31, 2020 are deemed to be outstanding and beneficially owned by the persons holding those rights for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Percentage ownership of outstanding shares is based on 35,187,109 common shares outstanding as of March 31, 2020.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Common Shares
5% Shareholders The Vanguard Group (3)	3,168,334	9.0%
T.Rowe Price Associates, Inc. (4)	2,584,581	7.3%
BlackRock, Inc. (5)	2,370,450	6.7%
Neuberger Berman Group LLC (6)	1,924,893	5.5%
AllianceBernstein L.P. (7)	1,858,385	5.3%
Directors and Executive Officers
Stephen W. Bershad (8)	764,851	*
Robert J. Buckley (9)	216,489	*
Matthijs Glastra (10)	132,407	*
Ira J. Lamel (11)	58,232	*
Brian S. Young (12)	40,672	*
Thomas N. Secor (13)	31,644	*
Dominic A. Romeo (14)	31,489	*
Brian D. King (15)	5,219	*
Lonny J. Carpenter (16)	3,301	*
Deborah Disanzo (17)	1,174	*
Maxine L. Mauricio	—	*
All Directors and executive officers as a group (11 persons) (18)	1,285,478	3.6%

*	Represents less than 1% of the outstanding common shares.
(1)	Unless otherwise indicated, the address of each shareholder is c/o Novanta Inc., 125 Middlesex Turnpike, Bedford, MA 01730, USA.
(2)

The information provided in this table is based on the Company’s records, information supplied to the Company by its executive officers, directors and principal shareholders and information contained in Schedules 13D and 13G filed with the SEC.

(3)

Pursuant to a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, The Vanguard Group may be deemed to beneficially own 3,168,334 common shares of the Company. The Vanguard Group has sole voting power over 71,129 shares, shared voting power of 11,912 shares, sole dispositive power over 3,089,514 shares, and shared dispositive power over 78,820 shares. The address of Vanguard Group Inc. is 100 Vanguard Blvd, Malvern, PA 19355, USA.

(4)

Pursuant to a Schedule 13G/A filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc., T. Rowe Price Associates, Inc. may be deemed to beneficially own 2,584,581 common shares of the Company. T. Rowe Price Associates, Inc. has sole voting power over 544,287 shares and sole dispositive power over 2,584,581 shares. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202, USA.

(5)

Pursuant to a Schedule 13G/A filed with the SEC on February 5, 2020 by BlackRock, Inc., BlackRock, Inc. may be deemed to beneficially own 2,370,450 common shares of the Company. BlackRock, Inc. has sole voting power over 2,313,909 shares and sole dispositive power over 2,370,450 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055, USA.

(6)

Pursuant to a Schedule 13G filed with the SEC on February 13, 2020 by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC, Neuberger Berman Group LLC may be deemed to beneficially own 1,924,893 common shares of the Company. Neuberger Berman Group LLC has shared voting power over 1,904,239 shares and shared dispositive power over 1,924,893 shares. Neuberger Berman Investment Advisers LLC may be deemed to beneficially own 1,924,893 common shares of the Company. Neuberger Berman Investment Advisers LLC has shared voting power over 1,904,239 shares and shared dispositive power over 1,924,893 shares. The address of Neuberger Berman Group LLC is 1290 Avenue of the Americas, New York, NY 10104, USA.

(7)

Pursuant to a Schedule 13G filed with the SEC on February 18, 2020 by AllianceBernstein L.P., AllianceBernstein L.P. may be deemed to beneficially own 1,858,385 common shares of the Company. AllianceBernstein L.P has sole voting power over 1,709,473 shares, sole dispositive power over 1,833,395 shares and shared dispositive power over 24,990 shares. The address of AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, NY 10105, USA.

(8)

Mr. Bershad is the Chairman of the Board of Directors of the Company. Mr. Bershad owns 662,640 common shares directly. Mr. Bershad’s direct ownership also includes 102,211 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Bershad ceases to be a director of the Company. Mr. Bershad does not have voting rights or the right to receive dividends on these deferred stock units until they are converted to common shares.

(9)

Mr. Buckley is a named executive officer of the Company. Mr. Buckley owns 172,578 common shares directly. Mr. Buckley’s direct ownership also includes 43,911 shares issuable upon exercise of options within 60 days of March 31, 2020. It excludes 91,861 unvested restricted stock units and 26,313 unvested performance stock units, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting. Mr. Buckley does not have voting rights or the right to receive dividends with respect to such awards until vested and settled in common shares.

(10)

Mr. Glastra is a named executive officer of the Company. Mr. Glastra owns 132,407 common shares directly. The amount excludes 114,384 unvested restricted stock units and 78,162 unvested performance stock units, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting. Mr. Glastra does not have voting rights or the right to receive dividends with respect to such awards until vested and settled in common shares.

(11)

Mr. Lamel is a member of the Board of Directors of the Company. Mr. Lamel owns 992 common shares directly. Mr. Lamel’s direct ownership also includes 57,240 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Lamel ceases to be a director of the Company. Mr. Lamel does not have voting rights or the right to receive dividends on these deferred stock units until they are converted to common shares.

(12)

Mr. Young is a named executive officer of the Company. Mr. Young owns 24,451 common shares directly.  Mr. Young’s direct ownership also includes 16,221 shares issuable upon exercise of options within 60 days of March 31, 2020. It excludes 35,094 unvested restricted stock units and 11,072 unvested performance stock units, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting. Mr. Young does not have voting rights or the right to receive dividends with respect to such awards until vested and settled in common shares.

(13)

Mr. Secor is a member of the Board of Directors of the Company. Mr. Secor owns 992 common shares directly. Mr. Secor’s direct ownership also includes 30,652 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Secor ceases to be a director of the Company. Mr. Secor does not have voting rights or the right to receive dividends on these deferred stock units until they are converted to common shares.

(14)

Mr. Romeo is a member of the Board of Directors of the Company. Mr. Romeo owns 992 common shares directly. Mr. Romeo’s direct ownership also includes 30,497 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Romeo ceases to be a director of the Company. Mr. Romeo does not have voting rights or the right to receive dividends on these deferred stock units until they are converted to common shares.

(15)

Mr. King is a member of the Board of Directors of the Company. Mr. Romeo owns 992 common shares directly. Mr. King’s direct ownership also includes 4,227 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. King ceases to be a director of the Company. Mr. King does not have voting rights or the right to receive dividends on these deferred stock units until they are converted to common shares.

(16)

Mr. Carpenter is a member of the Board of Directors of the Company. Mr. Carpenter owns 992 common shares directly. Mr. Carpenter’s direct ownership includes 2,309 deferred stock units that are fully vested and will convert into shares of common stock upon the date Mr. Carpenter ceases to be a director of the Company. Mr. Carpenter does not have voting rights or the right to receive dividends on these deferred stock units until they are converted to common shares.

(17)

Ms. DiSanzo is a member of the Board of Directors of the Company. The amount represents deferred stock units that are fully vested and will convert into shares of common stock upon the date Ms. DiSanzo ceases to be a director of the Company. Ms. DiSanzo does not have voting rights or the right to receive dividends on these deferred stock units until they are converted to common shares.

(18)

The amount includes an aggregate of 60,132 shares issuable upon exercise of options within 60 days of March 31, 2020. It excludes 241,339 unvested restricted stock units and 115,547 unvested performance stock units, which are subject to a risk of forfeiture in favor of the Company. Each restricted stock unit represents the right to receive one common share of the Company upon vesting. Each performance stock unit represents the right to receive up to two common shares of the Company upon vesting.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s common shares that may be issued upon the exercise of rights under all of its existing equity compensation plans as of December 31, 2019:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Rights		Weighted- Average Exercise Price of Outstanding Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans approved by security holders
2010 Incentive Award Plan	1,023,520	(1)	$14.13	(2)	840,889	(3)
Equity Compensation Plans not approved by security holders	36,112	(4)	—		—
Total	1,059,632				840,889

(1)

Includes 459,377 shares of common stock to be issued in respect of unvested RSUs outstanding as of December 31, 2019, 304,774 shares of common stock to be issued in respect of unvested PSUs (calculated at maximum performance) outstanding as of December 31, 2019, 72,765 shares of common stock subject to unexercised stock options outstanding as of December 31, 2019, and 186,604 shares subject to fully vested deferred stock units granted to the members of the Company’s Board of Directors which will convert into shares of common stock as of the date the respective director ceases to be a director of the Company. These awards were granted pursuant to the 2010 Incentive Award Plan which was initially approved by the Company’s shareholders in November 2010 and later approved by the Company’s shareholders, as amended and restated, in May 2014.

(2)

Represents the weighted-average exercise price of options outstanding under the 2010 Incentive Award Plan. The weighted-average exercise price does not take into account the RSUs, PSUs and deferred stock units granted under the 2010 Incentive Award Plan.

(3)

All shares of common stock available for issuance are reserved under the 2010 Incentive Award Plan and may be granted in the form of options, restricted stock, RSUs, PSUs, performance awards, dividend equivalents, deferred stock, deferred stock units, stock payments and/or stock appreciation rights.

(4)

Represents deferred stock unit awards granted to certain members of the Company’s Board of Directors, which are fully vested as of December 31, 2019 and will convert into shares of common stock as of the date the respective director ceases to be a director of the Company. These deferred stock unit awards were granted in fiscal year 2010 to the following directors in the following amounts: Mr. Bershad (23,149 deferred stock units) and Mr. Lamel (12,963 deferred stock units).

CERTAIN RELATIONSHIPS

Our Board has adopted written Related Party Transaction Policies and Procedures, setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S‑K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has or will have a direct or indirect material interest.

Under the policy, our Corporate Accounting Department is responsible for maintaining a list of related parties and distributing the list to responsible persons through the Company and its subsidiaries. Any potential related party transaction that is proposed to be entered into by an executive officer, director or nominee for election as a director of the Company, or by any person or entity that is a related party by virtue of its relationship with the executive officer, director or director nominee, must be reported to the Chief Accounting Officer or the Chief Financial Officer by such executive officer, director or director nominee. In addition, any potential related party transaction that is proposed to be entered into by the Company must be reported to the Chief Accounting Officer or the Chief Financial Officer by the person at the Company responsible for such potential related party transaction. Any identified potential related party transactions are reviewed first by the Chief Accounting Officer or the Chief Financial Officer. The Chief Accounting Officer or the Chief Financial Officer must then determine, based on the facts and circumstances, whether such potential related party transactions do, in fact, constitute related party transactions requiring compliance with the policy. Should it be determined that a transaction or relationship is a related party transaction, the Chief Accounting Officer or the Chief Financial Officer will present to the Audit Committee each such related party transaction. The Audit Committee will review the material facts of all related party transactions and either approve or disapprove of the entry into the related party transaction. Where advance Audit Committee review of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification does not occur, management must take all reasonable efforts to terminate, unwind, cancel or annul the transaction. In connection with its review of a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. If a related party transaction will be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related party. Thereafter, the Audit Committee will periodically review and assess ongoing relationships with the related party. Any material amendment, renewal or extension of a transaction, arrangement or relationship previously reviewed under the policy will also be subject to subsequent review under the policy.

OTHER MATTERS

Delinquent 16(a) Reports

Section 16(a) of the Exchange Act requires the officers, directors and persons who own more than 10% of the Company’s common shares to file reports of ownership and changes in ownership with the SEC. Based solely on a review of copies of Forms 3, 4 or 5 filed by the Company on behalf of its directors and officers, the Company believes that during and with respect to the year ended December 31, 2019, its officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, except that Mr. Glastra, Mr. Buckley, and Mr. Young each filed two late Form 4 each reporting one late transaction and the Company’s Chief Accounting Officer and Corporate Controller filed one late Form 4 reporting one transaction.

Directors’ and Officers’ Liability Insurance

At December 31, 2019, the Company maintained an entity and director and officers liability insurance policy in the aggregate principal amount of $60 million plus $30 million of additional A-side coverages for non-indemnifiable claims for current officers and directors. The policy is subject to a $1,500,000 deductible for each indemnifiable securities related loss, a $1,000,000 deductible for all other indemnifiable related losses and a $1,000,000 deductible for each merger objection related loss. For claims that are not indemnifiable, there is no deductible. The Company is obligated to pay all deductibles. The policy expires in July 2020. The annual premium for this policy was approximately $518,350. This policy does not cover any actions or claims that occurred prior to July 23, 2010.

Indebtedness of Directors and Officers

Since the beginning of the year ended December 31, 2019, there has been no indebtedness to the Company by any director or officer or the family members or associates of any such person, other than amounts owing for purchases, subject to usual trade terms, and for other transactions in the ordinary course of business.

Shareholder Proposals for the 2021 Annual Meeting

Shareholder proposals intended for inclusion in next year’s management proxy circular pursuant to SEC Rule 14a-8 for the 2021 annual meeting of shareholders must be received at the Company’s principal executive offices on or before December 30, 2020. Unless otherwise required by law, shareholder proposals received after this date will not be included in next year’s management proxy circular. Shareholder proposals not intended for inclusion in next year’s management proxy circular or notice of meeting, but which instead are sought to be presented directly at next year’s annual meeting, will be considered untimely if received later than March 12, 2021. Proxies will confer discretionary authority with respect to such untimely proposals. In order to curtail controversy as to the date upon which such written notice is received by the Company, it is suggested that such notice be submitted by Certified Mail, Return Receipt Requested.

In the event that the date of the 2021 annual meeting of shareholders is changed by more than 30 days from the date of the 2020 Annual Meeting, the Company will inform shareholders of such change and will indicate the new dates by which shareholder proposals must be received.

Householding

The Company’s 2019 Annual Report, including audited financial statements for the fiscal year ended December 31, 2019, is being mailed to you along with this management proxy circular. In order to reduce printing and postage costs, Broadridge Investor Communication Services has undertaken an effort to deliver only one annual report and one management proxy circular to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if Broadridge has received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one annual report and one management proxy circular, the Company will promptly deliver a separate copy of the annual report and the management proxy circular to any shareholder who sends a written request to Novanta Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, Attention: Investor Relations or who calls our Investor Relations staff at 781-266-5137.

You can also notify Broadridge that you would like to receive separate copies of the Company’s annual report and management proxy circular in the future by writing or calling your bank or broker. Even if your household has received only one annual report and one management proxy circular, a separate proxy form or voting instruction form, as applicable, should have been provided for each shareholder account. Each proxy form or voting instruction form, as applicable, should be signed, dated, and returned in the enclosed self-addressed envelope. If your household has received multiple copies of the Company’s annual report and management proxy circular, you can request the delivery of single copies in the future by completing the enclosed consent, if applicable, or writing or calling Broadridge directly.

Information Concerning the Company

You may request, without charge, copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the financial statements and excluding exhibits, by writing to Investor Relations, Novanta Inc., 125 Middlesex Turnpike, Bedford, Massachusetts 01730, USA, or by calling 781-266-5137. A reasonable fee will be charged for copies of exhibits. You may also access the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 at the Company’s website at https://www.novanta.com. You may also obtain such documents and additional information about the Company on SEDAR at www.sedar.com or on EDGAR at www.sec.gov. This information is not incorporated by reference into this management proxy circular.

Other Business

The Board of Directors knows of no business to be brought before the annual meeting other than as described in this management proxy circular. If other matters properly come before the shareholders at the meeting, it is the intention of the persons named on the proxy form to vote the shares represented thereby on such matters in accordance with their judgment.

Directors’ Approval

The contents and the sending of this management proxy circular have been approved by the Company’s Board of Directors.

By Order of the Board of Directors

/s/ Matthijs Glastra
Matthijs Glastra
Chief Executive Officer

Bedford, Massachusetts

April 20, 2020

Schedule A

AMENDMENT NUMBER 3 TO BY-LAW NUMBER 1

1. Section 52 of By-Law Number 1 of the Company is hereby amended and restated as follows:

“52.  Remote Participation: Meetings of shareholders may be held by means of any telephonic, electronic or other communication facility, including teleconferencing, video conferencing, computer link, webcasting and other similar means, that permits all participants to hear each other during the meeting.  Any person entitled to attend a meeting of shareholders may participate in the meeting by means of such a telephonic, electronic or other communication facility, if the Corporation makes available such a facility.  A person participating in a meeting by such means shall be deemed to be present at the meeting.”

PROXY  FORM    ANNUAL GENERAL AND SPECIAL MEETING    NOVANTA INC. (THE "COMPANY")    WHEN:    TUESDAY, MAY 26, 2020  AT 3:00 PM ET    WHERE:    WWW.VIRTUALSHAREHOLDERMEETING.COM/NOVT2020    REVIEW YOUR VOTING OPTIONSSTEP 1 BY  TELEPHONE:  YOU  MAY  ENTER  YOUR  VOTING  INSTRUCTIONS  BY  TELEPHONE  AT:  ENGLISH:  1-800-474-7493  OR  FRENCH:  1-800-474-7501    BY MAIL:  THIS PROXY FORM MAY BE RETURNED BY MAIL IN  THE ENVELOPE  PROVIDED.    REMINDER: PLEASE REVIEW  THE INFORMATION / PROXY CIRCULAR  BEFORE VOTING.    13122017   ONLINE:  VOTE  AT  PROXYVOTE.COM  USING  YOUR  COMPUTER  OR  MOBILE  DATA  DEVICE.  YOUR  CONTROL  NUMBER  IS  LOCATED  BELOW.     SCAN TO  VIEW  MATERIAL AND  VOTE NOW     CONTROL NO.:.  PROXY DEPOSIT DATE:  MAY 22, 2020    INSTRUCTIONS:    1.  This  proxy,  solicited  by  the  Board  of  Directors  and  Management,  for  the  Annual  and  Special  Meeting  (the  “Meeting”)  of  the  holders  (“Shareholders”)  of  common  shares  of  Novanta  Inc.  2.  You  have  the  right  to  appoint  a  different  person  or  company  (with  appropriate  documentation)  of  your  choice,  who  need  not  be  a  Shareholder,  to  attend  and  act  on  your  behalf  at  the  Meeting  of  Novanta  Inc.  If  you  wish  to  appoint  a  person,  please  insert  the  name  of  your  chosen  proxyholder  and  provide  a  unique  APPOINTEE  IDENTIFICATION  NUMBER  for  your  Appointee  to  access  the  live  webcast  meeting  in  the  space  provided  either  online  at  www.proxyvote.com  or  in  Step  2  (see reverse).  The  Shares  represented  by  this  form  of  proxy  may  be  voted  at  the  discretion  of  the  proxyholder  with  respect  to  amendments  or  variations  to  the  matters  identified  in  the  notice  of  Meeting  and  with  respect  to  other  matters  that  may  properly  be  brought  before  the  Meeting  or  any  adjournment  or  postponement  of  the  Meeting.  You  MUST  provide  your  Appointee  the  EXACT  NAME  and  EIGHT  CHARACTER  APPOINTEE  IDENTIFICATION  NUMBER  to  access  the  Meeting.  Appointees  can  only  be  validated  at  the  live  webcast  meeting  using  the  EXACT  NAME  and  EIGHT  CHARACTER  APPOINTEE  IDENTIFICATION  NUMBER  you  enter.    IF  YOU  DO  NOT  CREATE  AN  EIGHT  CHARACTER  APPOINTEE  IDENTIFICATION  NUMBER,  YOUR  APPOINTEE  WILL  NOT  BE  ABLE  TO  ACCESS  THE  LIVE  WEBCAST  MEETING.    This  instrument  of  proxy  will  not  be  valid  and  not  be  acted  upon  or  voted  unless  it  is  completed  as  outlined  herein  and  delivered  to  the  attention  of  Proxy  Tabulation,  P.O.  Box  3700,  STN  Industrial  Park,  Markham,  ON,  L3R  9Z9,  Canada,  by  3:00  p.m.,  Eastern  Time,  on  May  22,  2020.    3.  If  the  Shares  are  registered  in  the  name  of  more  than  one  owner  (for  example,  joint  ownership,  trustees,  executors,  etc.),  then  all  those  registered  should  sign  this  form  of  proxy.  If  you  are  voting  on  behalf  of  a  corporation  or  another  individual,  documentation  evidencing  your  power  to  sign this  form  of  proxy  with  signing  capacity  stated  may  be  required.  4.  In  order  to  expedite  your  vote,  you  may  use  a  touch-tone  telephone  or  the  Internet.  To  vote  by  telephone,  call  toll  free  1-800-474-7493  (English)  or  1-800-474-7501  (French).  You  will  be  prompted  to  provide  your  control  number  located  above.  The  telephone  or  Internet  voting  service  is  not  available  on  the  day  of  the  Meeting  and  the  telephone  system  cannot  be  used  if  you  designate  another  person  to  attend  on  your  behalf.  To  vote  via  the  Internet,  go  to  www.proxyvote.com  and  follow  the  instructions.  If  you  vote  by  telephone  or  the  Internet,  do  not  mail  back  this  instrument  of  proxy.    5.  The  form  of proxy should  be  signed  in the  exact  manner  as the  name  appears on the  form  of proxy.  6.  If the form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder.  7.  This  form  of  proxy  will  be  voted  as  directed.  If  no  voting  preferences  are  indicated  on  the  reverse,  this  form  of  proxy  will  be  voted  as  recommended  by  the  Board  of  Directors.  PLEASE  SEE  OVER

PROXY  FORM    NOVANTA INC. (THE "COMPANY")    MEETING  TYPE:  ANNUAL GENERAL  AND SPECIAL MEETING  MEETING  DATE:  TUESDAY, MAY 26, 2020  AT 3:00 PM ET  RECORD DATE:  APRIL 15, 2020  PROXY  DEPOSIT DATE:  MAY 22, 2020  CUID:  ACCOUNT NO:  CUSIP:    CONTROL NO.:  .    APPOINT A PROXY (OPTIONAL)STEP 2 APPOINTEE(S):  ROBERT BUCKLEY,  OR  FAILING  HIM,  MATTHIJS GLASTRA  WITH  FULL POWER  OF  SUBSTITUTION  Change  Appointee    If  you  wish  to  designate another person  to  attend,  vote and act on  your behalf  at the Meeting,  or any  adjournment or postponement thereof,  other than  the person(s)  specified above,  go  to  www.proxyvote.com  or  print  your  name  or  the  name  of  the  other  person  attending  the  Meeting  in  the  space  provided  herein  and  provide  a  unique  APPOINTEE  IDENTIFICATION  NUMBER  USING  ALL  BOXES  for  your Appointee to  access  the Meeting.You  may  choose to  direct how  your Appointee shall vote on  matters  that may  come before the Meeting or any  adjournment  or postponement thereof.  Unless  you  instruct otherwise your Appointee will have full authority  to  attend,  vote,  and otherwise act in  respect of  all matters  that may  come before the  Meeting or any  adjournment or postponement thereof,  even  if  these matters  are not set out in  the proxy  form or the circular for the Meeting.  You  can  also  change your Appointee online  at www.proxyvote.com.    You  MUST  provide  your  Appointee  the  EXACT  NAME  and  an  EIGHT  (8)  CHARACTER  APPOINTEE  IDENTIFICATION  NUMBER  to  access  the  Meeting.  Appointees  can  only  be  validated  at  the  Virtual  Shareholder  Meeting  using  the  EXACT  NAME  and  EIGHT  (8)  CHARACTER  APPOINTEE  IDENTIFICATION  NUMBER  you  enter  below.    CREATE  AN  EIGHT  (8)  CHARACTER  IDENTIFICATION  NUMBER  PLEASE  PRINT  APPOINTEE  NAME  INSIDE  THE  BOX  FOR  YOUR  APPOINTEE    .. MAXIMUM 22 CHARACTERS - PLEASE PRINT CLEARLY  MUST  BE  EIGHT  CHARACTERS  IN  LENGTH  - PLEASE PRINT CLEARLY  E-R3    COMPLETE YOURVOTING DIRECTIONSSTEP 3 01  ELECTION  OF  DIRECTORS:  VOTING  RECOMMENDATION:  FOR  ALL THE NOMINEES PROPOSED AS DIRECTORS  (FILL IN  ONLY  ONE BOX “     “  PER  NOMINEE IN  BLACK OR  BLUE INK)   FOR WITHHOLD   FOR WITHHOLD   01  STEPHEN  W. BERSHAD     07  MAXINE L. MAURICIO  02  LONNY J. CARPENTER    08 DOMINIC A. ROMEO  03  DEBORAH DISANZO    09  THOMAS N. SECOR  04  MATTHIJS GLASTRA  05  BRIAN D. KING  06  IRA J. LAMEL     ITEM(S):  VOTING  RECOMMENDATIONS ARE INDICATED BY  HIGHLIGHTED  TEXT  OVER  THE BOXES  (FILL  IN  ONLY  ONE  BOX  “     ”  PER  ITEM  IN  BLACK  OR  BLUE  INK)    THIS DOCUMENT MUST BE SIGNEDAND DATEDSTEP 4MMDDYYSIGNATURE(S)*INVALIDIFNOTSIGNED* FORABSTAIN  APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPANY'S  EXECUTIVE COMPENSATION.  02AGAINST  FORABSTAIN  TO APPOINT PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO SERVE UNTIL  THE 2021 ANNUAL MEETING OF SHAREHOLDERS.  03AGAINST  FORABSTAIN  TO APPROVE AN AMENDMENT TO THE COMPANY'S BY-LAWS TO ALLOW FOR  REMOTE PARTICIPATION AT THE COMPANY'S SHAREHOLDER MEETINGS. AGAINST  04